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SUB-TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Sub-Transfer Agency And Shareholder Services Agreement (“Agreement”) is made as of April 15, 2011 (“Effective Date”) by and among BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (“BNYM”), each of the investment companies listed on the signature page to this Agreement and known as the Virtus Mutual Funds (individually, “Investment Company”; collectively, “Investment Companies”), and VP Distributors, Inc., a Connecticut corporation (“Company”). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms).

Background

A. The Company is registered as a transfer agent under the 1934 Act and services as transfer agent of record for the Funds (as defined immediately below).

B. The Company and each Investment Company wish to retain BNYM to perform various transfer agency, registrar, dividend disbursing and shareholder servicing services for and on behalf of each of the Portfolios listed on Schedule B attached hereto and made a part hereof, as such Schedule B may be amended from time to time, and BNYM wishes to furnish such services. The term “Fund” as used hereinafter in this Agreement means, as applicable, (i) each Investment Company which is not further divided into one or more Portfolios on Schedule B, and (ii) each Portfolio listed on Schedule B of those Investment Companies which are further divided into Portfolios, in each case each Fund shall be considered in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1. Appointment. The Company and each Investment Company hereby engage BNYM to provide the transfer agency, registrar, dividend disbursing and shareholder servicing services set forth in Section 3 to and on behalf of each Fund in accordance with this Agreement, including without limitation in accordance with procedures established from time to time between the Company and BNYM in accordance with this Agreement, and BNYM accepts such engagement and agrees in connection with such engagement to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of a Fund except as specifically set forth in Section 3 or as BNYM and the Investment Companies may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Company or a Fund or by any other third party service provider to the Company or a Fund not engaged by BNYM.

2. Records; Visits. The books and records pertaining to a Fund, which are in the possession or under the control of BNYM, shall be the property of the Fund and shall be prepared and maintained by BNYM in accordance with the Securities Law and regulations thereunder applicable to open-end investment companies registered with the SEC under the 1940 Act, including without limitation Section 31 of the 1940 Act and the regulations thereunder. The Authorized Persons of the Company shall have access to all such books and records at all times during BNYM’s normal business hours and Authorized Persons of each Fund shall have access to the books and records of the relevant Fund at all times during BNYM’s normal business hours. Upon the reasonable request of the Company or a Fund, copies of any such books and records shall be provided by BNYM to the Company or the requesting Fund, respectively, at the relevant Fund’s expense.

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3. Services.

(a) Transfer Agent, Registrar, Dividend Disbursing and Shareholder Servicing:

(1) Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Calculate 12b-1 payments;

(ii)	Maintain shareholder registrations;

(iii)	Review new applications and correspond with the Company to obtain complete or correct information;

(iv)	Direct payment processing of checks or wires;

(v)	Prepare and certify shareholder lists in conjunction with proxy solicitations;

(vi)	Prepare for mailing to shareholders confirmation of activity;

(vii)	Provide toll-free lines for direct shareholder use;

(viii)	Prepare duplicate confirmations for mailing to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with BNYM;

(ix)	Provide periodic shareholder lists and statistics to the Fund;

(x)	Provide detailed data for underwriter/broker confirmations;

(xi)	Prepare periodic mailing of year-end statement information;

(xii)	Prepare and mail year-end tax information;

(xiii)	Notify on a timely basis the Fund’s investment adviser, accounting agent, and custodian (“Fund Custodian”) of Share activity;

(xiv)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(xv)	Accept and post daily Share purchases and redemptions;

(xvi)	Accept, post and perform shareholder transfers and exchanges;

(xvii)	Issue and cancel certificates (when requested in writing by the shareholder);

(xviii)	Remediation Services, as required;

(xviii)	Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC;

(xix)	Issue replacement checks and place stop orders on original checks based on shareholder’s representation that a check was not received or was lost;

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(xx)	Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. (For clarification: for so long as an Investment Company is registered with the SEC as an open-end investment company the total number of authorized Shares for all Funds constituting Portfolios of such Fund shall be “unlimited”); and

(xxi)	Transmit Fund data in the BNYM System to a Fund’s provider of blue sky compliance services permitting such provider to monitor the number of shares sold in each state and perform other customary blue sky compliance activities.

(2) Purchase of Shares. BNYM shall issue and credit an account of an investor, in the manner described in the Fund’s prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account; and

(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

(3) Redemption of Shares. BNYM shall process requests to redeem Shares as follows:

(i)	All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund’s prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as BNYM reasonably may deem necessary.

(ii)	BNYM reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which BNYM, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

(iii)	When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)	BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the procedures established from time to time between BNYM and the Fund.

(v)	BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4) Dividends and Distributions. Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund’s prospectus. If requested by BNYM, the Fund shall furnish a certified resolution of the Fund’s Board of Trustees declaring and

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authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such. Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. BNYM shall (i) mail to the Fund’s shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement: (A) BNYM’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to a Fund shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) BNYM’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the first three sentences of this Section 3(a)(4).

(5) Shareholder Account Services. BNYM may arrange, in accordance with the prospectus:

(i)	for issuance of Shares obtained through:

(A)	Any pre-authorized check plan; and

(B)	Direct purchases through broker wire orders, checks and applications.

(ii)	for a shareholder’s:

(A)	Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

(B)	Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

(C)	Redemption of Shares from an account with a checkwriting privilege.

(6) Communications to Shareholders. Subject to receipt by BNYM of timely Written Instructions where appropriate, BNYM shall prepare and/or mail all communications by the Fund to its shareholders, including:

(i)	Preparing mail files for reports to shareholders;

(ii)	Preparing confirmations of purchases and sales of Fund shares;

(iii)	Preparing monthly or quarterly statements;

(iv)	Preparing dividend and distribution notices; and

(v)	Preparing and mailing tax form information.

(7) Records. BNYM shall maintain records of the accounts for each shareholder showing the following information:

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(i)	Name, address and United States Tax Identification or Social Security number;

(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account;

(iv)	Any stop or restraining order placed against a shareholder’s account;

(v)	Any correspondence relating to the current maintenance of a shareholder’s account;

(vi)	Information with respect to withholdings; and

(vii)	Any information required in order for BNYM to perform any calculations required by this Agreement.

(8) Lost or Stolen Certificates. BNYM shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

(i)	The shareholder’s pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by BNYM;

(ii)	Completion of a release and indemnification agreement signed by the shareholder to protect BNYM and its affiliates; and

(iii)	Satisfaction of any other requirements that may be agreed upon in writing by the Company and BNYM pursuant to Section 14(b).

(9) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless BNYM has acted contrary to the Fund’s instructions, the Fund agrees to and does hereby release BNYM from any liability for refusal of permission for a particular shareholder to inspect the Fund’s stock records.

(10) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, BNYM shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(11) Lost Shareholders.

(A) BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rule”) without charge to the shareholder, including, but not limited to, those set forth below. BNYM may, in its sole discretion, use the services of a third party to perform some of or all such services.

(i)	documentation of search policies and procedures;

(ii)	execution of required searches;

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(iii)	tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(iv)	preparation and submission of data required under the Lost Shareholder Rule.

(B) For purposes of clarification: (i) Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a “lost securityholder”, as that term is defined in the Lost Shareholder Rule.

(C) BNYM shall perform abandoned and unclaimed property reporting and escheat services for the Funds in accordance with applicable law and in accordance with any procedures the Company and BNYM may agree to in writing in accordance with Section 14(b).

(12) Tax Favored Accounts.

(A) Certain definitions:

(i)	“Eligible Assets” means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.

(ii)	“Participant” means a beneficial owner of a Tax Favored Account.

(iii)	“Tax Favored Account” means any of the following accounts: (i) a Traditional, SEP, Roth, or SIMPLE individual retirement account, (ii) an account in a money purchase or profit sharing plan, (iii) a single participant “k” plan account, and (iv) a Coverdell educational savings account, all within the meaning of Sections 408, 401, or 530 of the Code; which is facilitated or sponsored by the Fund or affiliates of the Fund and with respect to which the contributions of Participants are used to purchase or invest in solely Eligible Assets.

(B) To the extent requested by the Fund, BNYM shall provide the following administrative services to Tax Favored Accounts, to the extent a particular administrative service is appropriate to the Tax Favored Account under the Code:

(i)	Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

(ii)	Record method of distribution requested and/or made;

(iii)	Receive and process designation of beneficiary forms requests;

(iv)	Examine and process requests for direct transfers between custodians/trustees; transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(v)	Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Favored Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant’s beneficiary, as applicable; and

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(vi)	Perform applicable federal withholding and send to the Participant or Participant’s beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding.

(C) BNYM shall arrange for PFPC Trust, BNY Mellon Bank or other qualified institution (which may be an Affiliate of BNYM) to serve as custodian (the “Custodian”) for the Tax Favored Accounts (“Custodied Accounts”). In consideration for such service, the Fund agrees:

(i)	The Fund will provide sixty (60) days advance written notice, or as much advance written notice as is practicable under the circumstances if 60-day advance written notice is not possible, to BNYM, the Custodian and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account (“Material Event”), regardless of whether the Material Event was or was not described in an amendment to the Fund’s prospectus or statement of additional information. In the event that at least one viable investment option for all liquidation proceeds of a liquidating Fund is not provided for in another Fund in the Prospectus for the liquidating Fund for all holders of Shares of the liquidating Fund in Custodied Accounts, then the Company will reimburse BNYM and the Custodian for all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct with respect to the liquidation proceeds under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate;

(ii)	Upon the termination of this Agreement, or if one or more Funds engage in a course of conduct which reasonably requires the Custodian or BNYM to provide services with respect to the Tax Favored Accounts which are significantly different than the services contemplated by this Section 3(a)(12), whether in addition to such services or in replacement of such services, then the Company or the Investment Company will, at its cost and expense, at the request of BNYM or the Custodian and in accordance with all applicable provisions of the Code:

(aa)	appoint and provide for a qualified successor custodian for all Custodied Accounts and provide for any interim custodial or transfer arrangements made appropriate by the circumstances described above, and

(bb)	cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians;

(iii)	The Custodian may require Participants and all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied Accounts or their relevant plans or involved in any other capacity with Custodied Accounts or their relevant plans (“Related Parties”) to adopt, execute or otherwise agree to disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which it reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code (“Account Documentation”) or for the services provided as custodian; and

(iv)	The Custodian may directly furnish Account Documentation and all other written

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notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian (“Related Materials”) to Participants and Related Parties and the Fund will upon the reasonable request of BNYM or the Custodian coordinate joint mailings of Account Documentation and Related Materials with Fund materials.

(D) BNYM shall make available to shareholders of the Funds all agreements, disclosures and other written materials reasonably required to allow such shareholders to establish and to maintain Custodied Accounts in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(E) With respect to accounts of shareholders of the Funds established under Section 403(b) of the Code prior to the execution of this Agreement (“403(b) Accounts”):

(i)	BNYM agrees to:

(A) Arrange for PFPC Trust, BNY Mellon Bank or other qualified institution (which may be an Affiliate of BNYM) to serve as custodian;

(B) Perform all appropriate recordkeeping services provided for other Fund shareholder accounts under this Agreement;

(C) Accept and process distributions from the 403(b) Accounts in accordance with instructions received in good order from the record owners and beneficiaries, as appropriate, of such accounts;

(D) Provide federal tax reporting appropriate to federal Form 1099-R; and

(E) Provide to record owners of the 403(b) Accounts the custodial documents in use by BNYM as of the Effective Date and provide custodial documents in amendment or supplement thereto or in replacement thereof as appropriate in the commercially reasonable judgment of BNYM in accordance any changes to the Code or regulations thereunder.

(ii)	The Company and the Investment Companies agree they shall have the same responsibilities and obligations with respect to the 403(b) Accounts as they have with respect to the Custodied Accounts pursuant to Section 3(a)(12)(C).

(F) In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 3(a)(12), whether alone or in combination with others, each Investment Company shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement. The Investment Company may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Favored Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collected or collectable from Participants or the Tax Favored Accounts.

(G) Any obligations of the Company or an Investment Company under this Section 3(a)(12) not satisfied or fulfilled prior to any termination of this Agreement shall survive any such termination of this Agreement.

(b) Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in this Section 3(b) if requested by the Fund (“AML Services”).

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(1) Anti-Money Laundering.

(A) To the extent the other provisions of this Agreement require BNYM to establish, maintain and monitor accounts of investors in the Fund consistent with the Securities Laws, BNYM shall perform reasonable actions necessary to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as follows: BNYM shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of BNYM’s anti-money laundering (“AML”) program or by an outside party, for compliance with BNYM’s written AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM’s AML program; and (d) provide ongoing training of BNYM personnel relating to the prevention of money-laundering activities.

(B) Upon the reasonable request of the Fund, BNYM shall provide to the Fund: (x) a copy of BNYM’s written AML policies and procedures; (y) at the option of BNYM, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate BNYM personnel.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2) Foreign Account Due Diligence.

(A) To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act (“FFI Regulations”), BNYM will do the following:

(i)	Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 103.175(h)) (“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)	Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such Foreign Financial Institution account;

(iv)

Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution

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account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 103.176(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)	Report to the Fund about measures taken under (i)-(vii) above.

(B) Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3) Customer Identification Program.

(A) To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act (“CIP Regulations”), BNYM will do the following:

(i)	Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 103.131) associated with the new account.

(ii)	Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Implement procedures concerning action(s) to be taken in the event that a Customer’s identity cannot be verified.

(iv)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

(v)	Regularly report to the Fund about measures taken under (i)-(iii) above.

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(vi)	If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B) Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4) FinCEN Requests Under USA PATRIOT Act Section 314(a). The Fund hereby engages BNYM to provide certain services as set forth in this subsection (b) with respect to FinCEN Section 314(a) information requests (“Information Requests”) received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes (“Comparison Results”), will be made available to the Fund in a timely manner. The Fund will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results. In addition, (i) a potential match involving a tax identification number will be forwarded by BNYM to BNYM’s SAR Service for analysis in conjunction with other relevant activity contained in records for the particular relevant account, and (ii) if, after such analysis, BNYM’s SAR Service determines that the potential match could constitute a “suspicious activity”, as that term is used for purposes of the USA Patriot Act, then BNYM’s SAR Service will deliver a suspicious activity referral to the Fund. “314(a) Procedures” means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM’s clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

(5) U.S. Government List Matching Services.

(A) BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement (“Fund Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the list of Non-Cooperative Countries and Territories (“NCCT List”) published by the Financial Action Task Force;

(iii)	data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)	data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing

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lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this subsection (a).

(B) In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) BNYM determines that any Fund Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)	if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)	if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C) “Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(D) BNYM shall perform the comparisons described in this Section 3(b)(5) on a regular period basis and within a commercially reasonable period of time following each update of the U.S. Government Lists.

(E) In order to appropriately carry out the comparisons described in this Section 3(b)(5), BNYM will take commercially reasonable measures to keep its records of the U.S. Government Lists up to date.

(6) Legal Process. The Fund hereby engages BNYM to provide certain services as set forth in this subsection (6) with respect to legal process (civil and criminal subpoenas, civil or criminal seizure orders, IRS civil or criminal notices including notices of lien or levy, other functionally equivalent legal process as the parties mutually agree) received by the Fund and furnished to BNYM Regulatory Management at a time and in a manner affording BNYM Regulatory Management reasonable opportunity to act on it (“Legal Process”). The Fund shall have the sole and exclusive obligation to furnish the information, documentation or other material requested by the Legal Process but BNYM will assist the Fund in complying with the Legal Process after reviewing appropriate customer account activity. In addition, if BNYM, after a review of the Legal Process based on preliminary criteria, determines an investigation of

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potential suspicious activity is warranted, (i) BNYM will perform an analysis of other activity contained in records for the particular relevant account(s), and (ii) if, after such analysis, BNYM determines that the Legal Process together with activity contained in relevant account records could indicate the existence of “suspicious activity”, then BNYM will deliver a suspicious activity referral to the Fund.

(7) BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(8) For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(9) The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund Applicable Laws”), for complying with the Fund Applicable Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund Applicable Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM has given no advice and makes no representations with respect to such matters. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund Applicable Laws and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a).

(c) Red Flags Services. In the event the Fund elects to receive the Red Flags Services, the provisions of Schedule C, which is hereby incorporated by reference into this Agreement as if fully set forth herein, shall apply.

(d) Access To And Use Of The BNYM System. The terms of Schedule D to this Agreement shall apply to the Company’s access to and use of any component of the BNYM System (as defined in Schedule D). BNYM acknowledges and agrees that to the extent the Company’s or an Investment Company’s use of the BNYM System pursuant to Schedule D is contingent upon or enhanced by BNYM’s performance of the services set forth at Section 3(a) of the Agreement, including the inputting of data, BNYM remains responsible for providing the data in accordance with its obligation under Section 3(a).

(e) Performance of Certain Services by the Fund or the Company or Agents. New procedures as to who shall provide certain of the Services listed herein may be established in writing from time to time by agreement among the parties. BNYM may at times perform only a portion of the Services and the Company, the Fund or others appointed by the Company or the Fund may perform the remainder of the Services. As of the commencement of this Agreement, the parties agree that the division of the services as between the Company and BNYM shall be as outlined in Schedule E, entitled “Division of Services” and the fees set forth in the Fee Agreement shall be payment for such division of services. Any material change to Schedule E shall be by mutual written agreement of the parties and in connection therewith, the fees set forth in the Fee Agreement shall be modified accordingly by the mutual written agreement of the parties.

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(f) Key Personnel. BNYM will use commercially reasonable efforts to maintain the stability and continuity of Key Personnel (defined below) to provide services to the Company and the Fund, and will not arbitrarily replace or reassign Key Personnel during the term of this Agreement. For purposes of this Agreement, Key Personnel shall mean the Relationship Manager and the Client Service Officer assigned to the Company and the Fund as of the date of this Agreement.

(g) Processing Team. BNYM will use its best efforts to maintain a consistent transaction processing team based in the United States to provide Services to Fund shareholders, and will not arbitrarily replace or reassign team members during the term of this Agreement.

(h) Service Level Agreement.

(a) The service levels agreed upon by the Company and BNYM with respect to BNYM’s performance under Section 3(a) of this Agreement (“Services”) are set forth on Schedule F hereto, entitled “Service Levels” (the “Service Levels”). BNYM shall (i) measure, monitor and track the performance of the Services and compare such performance to the Service Levels, and (ii) report such performance to the Company on a quarterly or other basis as mutually agreed by the Company and BNYM in a form mutually agreed by the Company and BNYM. Such assessment of the performance of the Services shall include providing the Company an opportunity to assess and/or comment to BNYM on BNYM’s performance of the Services, including the performance of the Key Personnel, irrespective of any other measurements.

(b) (1) In the event that BNYM fails to satisfy any single service level standard for three consecutive months (a “SLA Failure”), the Company, or the Investment Companies as a group, may terminate the Agreement (i) if it or they give BNYM written notice of the SLA Failure and its or their intention to terminate the Agreement due to the SLA failure, (ii) BNYM does not within 60 days of receiving the notice correct the performance failure (i.e., continuously perform in accordance with the relevant service level standard), and (iii) the Company or the Investment Companies, as appropriate, provides written notice to BNYM that the Agreement is terminated as of the date specified in the notice.

(2) For purposes of this provision, the service level standards shall not become operative until the full calendar month which follows the date which is the 2-month anniversary of the Service Effective Date.

(3) The Company or the Investment Companies as a group may exercise the termination right under this Section 3(h) at any time after the right arises; provided, however, if BNYM over any continuous 90-day period satisfies the service level standard involved in the SLA Failure the termination right shall terminate with respect to that SLA Failure. Any delay in exercising this right while it is in effect pursuant to the foregoing sentence shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 3(h) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable.

(i) Safekeeping. BNYM hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company and the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

(j) Back-up Support. In the event there occurs circumstances which incapacitate the call center facilities of the Investment Companies in Greenfield, Massachusetts (“Greenfield Call Center”) and with respect to which the Investment Companies invoke their disaster recovery plan, BNYM agrees to provide at its facility in Westborough, Massachusetts, if such facility is fully operational at such time with respect

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to the support services for call center activity required by the Investment Companies, within a commercially reasonable period of time after receiving notice of the incapacitating circumstances from the Investment Companies, (i) up to three computer terminals for a total of up to three individuals employed by one or more of the Investment Companies or the Company to perform call center functions for the Investment Companies, and (ii) access to and use of the BNYM System from such terminals comparable to the access and use provided to the Greenfield Call Center for the performance of such call center functions.

(k) 22-c2 System Services. During such times as BNYM provides the Company and the Investment Companies, as Permitted Users (as defined in Schedule D), with access to and use of the 22c-2 System (as defined in Schedule D), the Company and the Investment Companies shall have sole responsibility for accessing and using the 22c-2 System to accomplish the purposes and utilize the functionalities of the 22c-2 System. BNYM agrees to make available to the Company and the Investment Companies members of its staff who support the 22c-2 System to answer questions and provide information regarding the functionalities and use of the 22c-2 System, including questions and information relating to the topics listed below, but such support personnel of BNYM will not be permitted to perform any services utilizing the 22c-2 System on behalf of the Company or the Investment Companies:

(1) Financial Intermediary Surveillance Schedules

(i)	Creation of a system profile and infrastructure to establish and maintain Financial Intermediary surveillance schedules and communication protocol/links.

(ii)	Initiation of information requests to the Financial Intermediaries.

(2) Data Management Monitoring

(i)	Monitoring the status of information requests until all supplemental data is received.

(ii)	Acceptance of various data file formats from Financial Intermediaries.

(C) Customized Reporting for Market Timing Analysis

(i)	Running information received from the Financial Intermediaries through BNYM system functionalities.

(ii)	Generating exception reports.

(D) Daily Exception Analysis of Market Timing Policies for Supplemental Data Provided

(i)	Review of daily short-term trader exceptions, daily excessive trader exceptions, and daily supplemental data reconciliation exceptions.

(ii)	Analysis of Financial Intermediary supplemental data (items), which are identified as “Potential Violations”.

(iii)	Confirmation of exception trades.

(E) Management Reporting

(i)	Periodic reports from BNYM system.

(F) Support Due Diligence Programs

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(i)	Updating system watch list with pertinent information on trade violators.

(l) Additional Services. The parties acknowledge and agree that subsequent to the Effective Date the Company may request that certain additional services (“Day 2 Services”) be added to the services provided by BNYM under this Agreement. BNYM agrees to negotiate in good faith with the Company with respect to any Day 2 Services requested by the Company and the fees and terms and conditions applicable to such additional services. For purposes of clarification, nothing in this Section 3(l) does, or should be read to, obligate any party hereto to agree to provide or obtain the Day 2 Services.

(m) Harris Accounts.

(1) BNYM will perform the following services for “Harris Accounts”, which is hereby defined to mean the accounts existing under defined contribution plans, including money purchase pension plans and profit sharing plans, originally holding shares of the Harris Insight Funds and later holding shares of the Phoenix Insight Funds and Virtus Insight Trust, which as of the Effective Date are held by State Street Bank and Trust Company (“State Street”) as custodian:

(i) Accept conversion of Harris Accounts from State Street into the BNYM System as self-managed non-custodial accounts;

(ii) Perform all appropriate recordkeeping services provided for other Fund shareholder accounts under this Agreement;

(iii) Accept and process distributions from the accounts in accordance with instructions received in good order from the record owners and beneficiaries, as appropriate, of such accounts;

(iv) Accept and process subsequent investment purchases in accordance with instructions received in good order from the record owners of such accounts; and

(v) Provide federal tax reporting appropriate to federal Form 1099-R using a qualified plan distribution form of the Company or a relevant Investment Company.

(2) The Company agrees to use its best efforts to locate and appoint a financial institution qualified and willing to serve as a successor custodian to State Street for the Harris Accounts. In the event the Company fails to find a successor custodian prior to any termination of this Agreement and in connection with any termination of the Agreement fails to provide for the transfer of all Harris Accounts to a successor service provider, the Company shall remain responsible for, and shall pay BNYM upon demand, all reasonable fees charged and expenses incurred by BNYM in connection with providing servicing to the Harris Accounts following the termination of the Agreement which it shall determine in good faith to be appropriate under the circumstances, including escheatment. The Company will indemnify BNYM and hold it harmless for all Loss incurred in connection with the services provided under this Section 3(l), except that in connection with providing the services described in clauses (i) through (v) above the indemnification shall be applicable only in the absence of a breach by BNYM of its Standard of Care. This Section 3(l)(2) shall survive any termination of the Agreement.

4. Confidentiality.

(a) Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except as further set forth herein or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same

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degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b) Subject to subsections (c) and (d) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) non-public personal information of the Fund’s shareholders, (iii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund, the Company or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, the Company or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, and (E) anything designated as confidential, and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule D).

(c) Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party without a duty of confidentiality at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction; or

(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d) Confidential Information of a disclosing party may be used or disclosed by the receiving party only to the extent required in the circumstances set forth below and except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	as appropriate in connection with activities contemplated by this Agreement;

(ii)	as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)	as requested by a governmental, regulatory or self-regulatory authority or agency or independent third party in connection with an inquiry, examination, audit or other review; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

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(e) Subject to the exceptions in (d), each party agrees not to publicly disseminate Confidential Information of the other party or mutual Confidential Information.

(f) To the extent that a party hereto discloses the Confidential Information of another party hereto in accordance with this Section 4, such disclosing party shall make reasonable efforts to ensure that the recipient of such Confidential Information is bound, contractually or otherwise, to confidentiality terms consistent with and no less stringent than the terms of this Section 4.

(g) The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5. Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except disclosures in connection with carrying out the services set forth in this Agreement or as otherwise permitted by law or regulation. BNYM agrees to implement and maintain appropriate security measures to protect “personal information”, as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations. The electronic delivery or transmission by BNYM to the Company or the Fund of any reports containing the non-public personal information of investors in the Fund shall be made only in accordance with mutually agreed upon commercially reasonable procedures. To the extent that BNYM delegates any duties or responsibilities under this Agreement, and pursuant to such delegation BNYM discloses the non-public personal information of investors in the Fund to such delegee, BNYM shall ensure that such delegee is contractually bound to confidentiality and security terms consistent with and no less stringent than the terms of this Section 5. The provisions of this Section 5 shall survive termination of this Agreement.

6. Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7. Ownership Rights. Ownership rights to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Schedule D which are hereby incorporated by reference into this Section 7, and shall apply, as if fully set forth herein.

8. Disaster Recovery. BNYM agrees to maintain a business continuity and disaster recovery plan appropriate for an entity performing the Services as discussed in this Agreement, and agrees to resume performance as soon after any such delay or failure as is commercially reasonable under the circumstances. Without limiting the foregoing, BNYM shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Providing the requirements of this paragraph are met, BNYM shall have no liability with respect to service interruptions caused by equipment failure, provided such interruption is not caused by BNYM’s own intentional misconduct, bad faith or reckless disregard in the performance of its duties under this Agreement.

9. Fees and Expenses.

(a) As compensation for services rendered by BNYM during the term of this Agreement, each Investment Company will pay to BNYM such fees and charges (the “Fees”) as may be agreed to from

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time to time in writing by the Investment Company and BNYM (the “Fee Agreement”). In addition, the Investment Company agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder (“Reimbursable Expenses”).

(b) In connection with cash management accounts that BNYM may establish in its own name for the benefit of the Investment Company at third party institutions, including without limitation institutions that may be an affiliate or client of BNYM (a “Third Party Institution”) for the purpose of administering the funds received by BNYM in the course of performing its services hereunder (“Service Accounts”):

(i)	BNYM will pay all Bank Charges (as defined immediately below) incurred by BNYM in connection with the Investment Companies’ Service Accounts. “Bank Charges” is hereby defined to mean the bank charges and banking service fees imposed by the Third Party Institution for the establishment and maintenance of the Investment Companies’ Service Accounts. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts through use of the funds in the business of the Affiliated Third Party Institutions and BNYM may retain any benefits accruing to it by virtue of the Service Accounts; and

(ii)	the Company acknowledges and agrees:

(A)	that one or more of the Service Accounts will be utilized by BNYM to perform same day funds settlements on behalf of the Investment Companies through the NSCC (“SDFS Accounts”);

(B)	that in order to satisfy an Investment Company’s same day settlement obligations with the NSCC, BNYM may be required to transfer to the NSCC an amount of funds which exceeds the amount of funds then available for transfer in the relevant SDFS Account (“Excess SDFS Amount”);

(C)	that BNYM is not obligated to transfer any funds to the NSCC representing Excess SDFS Amounts and may in its sole discretion decline to transfer to the NSCC funds representing Excess SDFS Amounts without liability hereunder, except for conduct constituting willful misconduct;

(D)	that notwithstanding the absence of any obligation to do so, BNYM may elect to transfer to the NSCC funds representing Excess SDFS Amounts as a courtesy to an Investment Company and to maintain its good standing with the NSCC and that by electing to transfer funds to the NSCC representing Excess SDFS Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(b)(ii) or assume the obligation its has expressly disclaimed in clause (C) and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers;

(E)	that BNYM may reverse and cancel any shareholder transaction without liability hereunder, except for conduct constituting willful misconduct, in order to adjust the amount of funds owed by an Investment Company to the NSCC in same day funds settlement to be equal to or less than the amount then available for transfer in the relevant SDFS Account or to recover from the NSCC funds already transferred to the NSCC; and

(F)	that any and all Excess SDFS Amounts that may be transferred to the NSCC by BNYM on behalf of an Investment Company represent obligations of the Investment Company to BNYM and are payable by the Investment Company immediately upon demand by BNYM.

(c) The undersigned hereby represent and warrant to BNYM that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) to the extent they have been disclosed to the Investment Companies, any benefits accruing to BNYM or to the adviser or sponsor to the Investment Companies in connection with this Agreement, including but not limited to any fee waivers, conversion

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cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Investment Companies relating to the Agreement have been fully disclosed to the Board of Trustees of the relevant Investment Company and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(d) No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM’s right to receive payment of its fees and charges for services actually performed hereunder, and the Investment Company’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or, except as provided in Section 9(e) with respect to disputed fees and Section 13(e) with respect to the Conversion Expense Cap, subject to a cap or other limitation or exclusion of any nature.

(e) Payment of all fees, charges, reimbursable costs and expenses and any other amounts an Investment Company becomes obligated to pay hereunder shall be due within thirty (30) days after receipt by the Investment Company of BNYM’s invoice for same. In the event an Investment Company disputes the amount or validness of any fees, charges, reimbursable costs or expenses, or other amounts invoiced it may refrain from paying the disputed amount if within 15 days of receiving the related invoice it sends written notice to BNYM listing each amount disputed and the reason for disputing each amount. BNYM shall furnish any supporting documentation reasonably related to the disputed amounts requested by the Investment Company. The parties shall endeavor to resolve the dispute as promptly as practicable and fees, charges, costs or expenses or other amounts so disputed shall be deemed immediately due and payable upon resolution of the billing dispute by the parties, but in no event sooner than the thirty (30) days provided for in the first sentence of this Section 9(e).

(f) To the extent that any service or course of conduct of BNYM or the Custodian provided hereunder is configured or performed as it is in whole or in part due to parameters set forth in Shareholder Materials, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or laws, rules or regulations in effect on the Effective Date and due to new or amended provisions of any of the foregoing after the Effective Date BNYM or the Custodian develops, implements or provides significantly modified, different, or new processes, procedures, resources or functionalities to perform such service or course of conduct or to perform a related new service or course of conduct, BNYM shall be entitled to fees appropriate for such processes, procedures, resources or functionalities or as otherwise mutually agreed by the parties ; provided, however, that BNYM hereby agrees that, to the extent reasonably practicable, before making any such modification or addition BNYM will notify the Company and/or the Fund of the need or intention to modify or add such processes, procedures, resources or functionalities, and estimated or anticipated costs associated with such modification or addition.

(g) While the Fee Agreement sets forth the Fees and certain of the expenses constituting Reimbursable Expenses, BNYM’s rights hereunder to receive compensation and the reimbursement of expenses from the Investment Company for services or a course of conduct performed in accordance with the Agreement shall not be diminished to any degree solely due to such fees and reimbursable expenses not being expressly set forth in the Fee Agreement, including by way of illustration and not limitation fees and reimbursable expenses arising from a service or a course of conduct performed pursuant to Non-Standard Instructions and other Fund Communications, in connection with a Response Failure, and responding to Fund Error; provided, however, that BNYM hereby agrees that, to the extent reasonably practicable, before performing any such service or course of conduct BNYM will notify the Company and/or the Fund of the need for such service or course of conduct and estimated or anticipated costs associated with such service or course of conduct.

(h) In the event an Investment Company or any Portfolio of an Investment Company is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) and effects a final

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distribution to shareholders (a “Final Distribution”), the relevant Investment Company shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM following the Final Distribution, whether provided pursuant to a specific request of the Investment Company or the Portfolio or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for the Investment Company or the Portfolio (“Final Expenses”). In connection with the foregoing, the Company or the relevant Investment Company shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event or any aspect of the Dissolution Event by its Board of Trustees, and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate, set aside, reserve and withhold from the Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

10. Instructions.

(a) Unless the terms of this Agreement or BNYM’s Written Procedures expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, require the Fund to provide it with Oral Instructions or Written Instructions with respect to the matter.

(b) Whether received from the Fund or Company in response to a request described in Section 10(a) or otherwise, BNYM shall be obligated to act only on “Standard Instructions”, which is hereby defined to mean (i) Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in BNYM’s Written Procedures, or (ii) if BNYM’s Written Procedures provide for a particular form of instructions to be used in connection with a matter (“Form”), Instructions it receives on the Form or conforming in all material respects to the Form in the BNYM’s sole judgment.

(c) BNYM may in its sole discretion decline to follow any course of conduct contained in an Instruction that is not a Standard Instruction (such course of conduct being a “Non-Standard Instruction”) for a bona fide legal, commercial or business reason (“Bona Fide Reason”), including by way of example and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from BNYM’s Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v) the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, or (vi) the course of conduct imposes on BNYM a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Fund does not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

(d) Notwithstanding the right reserved to BNYM by subsection (c) above:

(i)	BNYM may in good faith consider implementing a Non-Standard Instruction if the Fund agrees

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in a prior written authorization to reimburse BNYM for: the costs and expenses incurred in consulting with and obtaining the opinions or other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by BNYM to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction (“External Research”), the costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction (“Internal Research”, and together with the External Research, the “Research”), and the fees and charges reasonably established by BNYM for performing the Non-Standard Instruction following its implementation. The Company may, in place of agreeing to reimburse BNYM for the costs of Research, agree in such written authorization to provide BNYM at the Company’s cost and expense with all Research reasonably requested by BNYM.

(ii)	Following receipt of all requested Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction.

(iii)	BNYM reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(e) BNYM will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction. BNYM will advise the Company or relevant Fund if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but BNYM will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying Instruction.

(f) In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, indemnification terms that are substantially similar in all material respects to indemnification terms of this Agreement and representations and covenants that BNYM reasonably believes to be appropriate due to risks, liabilities or obligations incurred by it by virtue of acting in an agency capacity for the Fund or imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of its agency conduct. In addition, BNYM may require third parties who purport to be authorized, or who the Company or a Fund indicates has been authorized, to act on behalf of or for the benefit of the Company or relevant Fund in connection with this Agreement to execute an instrument containing indemnification terms, representations and covenants as BNYM may reasonably require prior to accepting the authority of the persons to so act or prior to engaging in a course of conduct with them.

(g) BNYM shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction, direction, notice, instrument or other information or communication from the Company or a Fund which BNYM reasonably believes to have been given by the Company or relevant Fund (“Fund Communication”). BNYM shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with the Agreement. BNYM shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person BNYM reasonably believes to be an Authorized Person relating to this Agreement. In

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the absence of written notification knowledge to the contrary, BNYM may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of a Fund or this Agreement or of any vote, resolution or proceeding of a Fund’s Board of Trustees or of the Fund’s shareholders.

(h) (1) BNYM may, in its discretion, decline to accept Oral Instructions with respect to a particular matter under this Agreement and may require Written Instructions before engaging in a course of conduct with respect to a particular matter under this Agreement. In the event BNYM accepts Oral Instructions, the Fund agrees as a condition to BNYM’s acceptance of the Oral Instructions, to deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the Oral Instructions. In the event Written Instructions confirming Oral Instructions are received late, are never received, or fail to contain terms which confirm the Oral Instructions in all material respects: (i) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and BNYM’s ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (ii) BNYM’s memorialization of the Oral Instructions shall be conclusively presumed to be the controlling Written Instructions in the event confirming Written Instructions are never received or are received but fail to confirm the Oral Instructions in all material respects.

(2) Where Written Procedures expressly provide for communication from the Company or a Fund to BNYM by electronic mail or “email”, emails sent in full compliance with the provisions of such Written Procedures shall constitute Written Instructions. Other emails sent by Authorized Persons of the Company or a Fund shall constitute Written Instructions if acknowledged by an officer of BNYM. In the event the Company or a Fund intend any email other than those described above in this subsection (h)(2) to be an Instruction, the procedure described in subsection (h)(1) applies.

(i) In the event facts, circumstances, or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care, including without limitation situations contemplated by Section 10(e), and BNYM reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction from the Company or a relevant Fund to direct its conduct, and BNYM so notifies the Company or relevant Fund, and the Company or relevant Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions (“Response Failure”):

(i)	BNYM will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Fund’s sole cost and expense, to consult with legal counsel or other third parties reasonably determined by BNYM to be appropriate to determine the appropriate course of conduct and the Fund will reimburse BNYM for out-of-pocket expenses so incurred upon being invoiced for same; and

(ii)	BNYM may implement a course of conduct on behalf of the Company or relevant Fund and BNYM will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions. The Fund will pay BNYM all fees reasonably charged by BNYM, if any, for engaging in the particular course of conduct and reimburse BNYM for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11. Terms Relating to Liability.

(a) Subject to the terms of this Section 11 and Section 12, BNYM shall be liable hereunder to the Company and the Investment Companies considered as a whole (“Company Group”) (or any person or entity claiming through the Company Group), and the Company Group shall be liable hereunder to BNYM (or any person or entity claiming through BNYM) for Loss the recovery of which is not otherwise excluded by another provision of this Agreement only to the extent the Loss is caused by (i) such party’s

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intentional misconduct, reckless disregard, bad faith or negligence in the performance of its duties under this Agreement (“Standard of Care”) or (ii) a material breach of this Agreement by such party or a breach of any material representation or warranty hereunder, and only if the claiming party provides the other party with written notice of the Loss containing a reasonably detailed description of the amount of Loss, the conduct alleged to have caused the Loss and the provision of the Agreement with respect to which the failure to comply or breach is alleged In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been a failure of BNYM to meet its Standard of Care.

(b) Except as provided in Section 11(c), BNYM’s maximum aggregate cumulative liability hereunder to the Company Group and all persons or entities claiming through the Company Group, and the Company Group’s maximum aggregate cumulative liability hereunder to BNYM and all persons or entities claiming through BNYM, for all Losses the recovery of which is not otherwise excluded by another provision of this Agreement shall not exceed: (i) the fees actually paid to BNYM by the Investment Companies for services provided hereunder during the twelve (12) months immediately prior to the last Loss Date; or (ii) if the last Loss Date occurs during the period commencing with the Effective Date and ending on the first anniversary of the Effective Date, the greater of the amount calculated in accordance with clause (i) or $3,000,000.

(c) This Section 11(c), not Section 11(b) above, shall apply to any BNYM breaches of Section 5 as follows: BNYM’s maximum aggregate cumulative liability hereunder to the Company Group and all persons or entities claiming through the Company Group for all Losses, the recovery of which is not otherwise excluded by another provision of this Agreement, attributable to, caused by or arising in connection with breaches of Section 5 shall not exceed $6,000,000.

(d) Notwithstanding any other provision, and for all purposes, of this Agreement: No party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; non-performance by third parties (other than subcontractors of BNYM for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an “Event Beyond Reasonable Control”) . Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

(e) BNYM shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Company or a Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Company or a Fund that caused or could cause Loss.

(f) NOTWITHSTANDING ANY OTHER PROVISION OF THE AGREEMENT, IN NO EVENT SHALL ANY PARTY HERETO, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH

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DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 11(e).

(g) No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) relating to this Agreement against any other party hereto or any of its affiliates more than 15 months after the first event or occurrence comprising the conduct or alleged conduct upon which the cause of action is based; provided, however, that this limitation shall not apply to any claim or cause of action based upon a breach by BNYM of Section 5 of this Agreement.

(h) Each party shall have a duty to mitigate damages for which any other party may become responsible hereunder.

(i) With respect to securities data, information and research furnished to BNYM by third parties and included in the BNYM System (“Securities Data”), Company acknowledges that BNYM and such third parties make no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Securities Data not being provided to it with the content and at the time which is standard for the industry or which is required for performance of any service provided for herein, including without limitation performance of the Licensed Services (as defined in Schedule D) and other BNYM services provided for in Schedule D.

(j) BNYM hereby represents and warrants that it is experienced in the provision of the services covered by this Agreement. The parties hereto agree that in assessing whether BNYM has breached its Standard of Care, BNYM shall be expected to exercise at least the care that would be exercised by a similarly situated service provider, supplying substantially the same services under substantially similar circumstances.

(k) This Section 11 shall survive termination of this Agreement.

12. Indemnification. Except with respect to matters where BNYM has breached its Standard of Care, committed a material breach of this Agreement or committed a breach of any material representation or warranty hereunder: the Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and to indemnify, defend and hold harmless the Custodian and its affiliates in connection with services it provides pursuant to Section 3(a)(12), and the respective directors, trustees, officers, agents and employees of each, from any and all Losses and all attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly or indirectly from: (a) conduct of the Company or a Fund in connection with activities contemplated by this Agreement, or the conduct of a Company or Fund contractor, subcontractor or prior service provider in connection with providing services to the Company or a Fund; (b) conduct of BNYM as agent of the Company or a Fund not constituting a breach of its Standard of Care; (c) conduct of BNYM pursuant to a Fund Communication or in reliance on written legal analysis or advice, provided BNYM’s performance of the conduct shall remain subject to the Standard of Care; (d) a course of conduct taken by BNYM pursuant to Section 10(i) due to a Response Failure; and (e) a Fund Error. BNYM shall have no liability to the Company or any person claiming through the Company for any Loss caused in whole or in part by any conduct described in the preceding sentence. This Section 12 shall survive termination of this Agreement.

13. Duration and Termination.

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(a) This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the third (3rd) anniversary of the Service Effective Date (the “Initial Term”).

(b) This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the first (1st) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Company, the Fund or BNYM gives written notice to each other party of its intent not to renew and such notice is received by each other party not less than sixty (60) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Initial Term or Renewal Term, as applicable.

(c) If a party materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate). In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d) Notwithstanding anything contained in this Agreement to the contrary, if in connection with a Change in Control of the Investment Companies the Investment Companies give notice to BNYM terminating this Agreement or terminating it as the provider of any of the services hereunder before the expiration of the Initial Term (“Early Termination”) (in all cases, other than in accordance with Sections 13(b) or (c) above or Section 13(f) below) the following terms shall apply:

(i)	BNYM shall, if requested by the Company or the Fund, make a good faith effort to facilitate a conversion to a Fund’s successor service provider; provided that BNYM does not guarantee that it will be able to effect a conversion on the date(s) requested by the Company or the Fund, as applicable.

(ii)	Before the effective date of the Early Termination and before any conversion of Fund records and accounts to a successor service provider, the Investment Company shall pay to BNYM:

(A)	an early termination fee (“Early Termination Fee”) based upon the product of (x) the average of the monthly fees and other amounts due to BNYM under this Agreement or with respect to the services being terminated, as applicable, during the last three calendar months before the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder), which for the avoidance of doubt shall not include any fees for non-recurring events or costs passed through to any other person or entity, and (y) the number of months remaining in the Initial Term after termination (such product, the “Early Termination Fee Multiple”), and shall be calculated as follows: (i) if termination occurs on or prior to the first anniversary of the Service Effective Date, the Early Termination Fee shall be equal to 100% of the Early Termination Fee Multiple and (ii) if termination occurs on or prior to the second anniversary of the Service Effective Date, the Early Termination Fee shall be equal to 50% of the Early Termination Fee Multiple. If termination occurs after the second anniversary of the Service Effective Date, there shall be no Early Termination Fee; and

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(B)	the unamortized portion of the Prior Provider De-Conversion Expenses (as defined immediately below) as of the early termination date, amortizing on a straight-line basis for 3 years. “Prior Provider De-Conversion Expenses” means the sum of (i) the total amount, not to exceed $925,000, to be paid by BNYM to the current providers of transfer agency and shareholder services to the Company and the Investment Companies which are required by such current services providers in order to perform the services required to transfer Investment Company data from the recordkeeping systems of the current service providers to the BNYM System, plus (ii) $583,000, which represents the fees waived and the expenses incurred by BNYM in connection with the modifications to the BNYM System and the other implementation and conversion services provided by BNYM prior to the Service Effective Date.

(iii)	The Company and the Fund acknowledge and agree that the Early Termination Fee is not a penalty but reasonable compensation to BNYM for the termination of services before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term.

(iv)	For purposes of this Section 13(d), “Change in Control” means a merger, consolidation, adoption, acquisition, change in control, re-structuring, or re-organization of or any other similar occurrence involving the Company or any affiliate of the Company or a Fund or an affiliate of a Fund.

(v)	If the Company or the Fund gives notice of Early Termination (or an Early Termination without such notice occurs) after expiration of the notice period specified in Section 13(b), the references above to “expiration of, as appropriate, the Initial Term or the then-current Renewal Term” shall be deemed to mean “expiration of the Renewal Term immediately following, as appropriate, the Initial Term or the then-current Renewal Term.”

(vi)	If any of the accounts serviced by BNYM under this Agreement, or assets in such accounts, are removed from the coverage of this Agreement other than pursuant to a shareholder transaction (“Removed Assets”) and are subsequently serviced by another service provider (including the Company or a Fund or an affiliate of either): (i) the relevant Investment Company will be deemed to have caused an Early Termination with respect to such Removed Assets as of the day immediately preceding the first such removal of assets and be obligated to BNYM for an Early Termination Fee calculated as if the Removed Assets constituted a “Fund”; and, (ii) at, BNYM’s option, either (a) all Investment Companies will be deemed to have caused an Early Termination with respect to all non-Removed Assets as of a date selected by BNYM resulting in the Investment Companies owing BNYM the Early Termination Fee, or (b) this Agreement will remain in full force and effect with respect to all non-Removed Assets.

(e) In the event of termination, all expenses (“Conversion Expenses”) associated with movement of records and materials and conversion thereof to a successor transfer agent (“Conversion Actions”) will be borne by the Investment Companies and paid to BNYM prior to any such conversion, including without limitation (i) reasonable expenses incurred by BNYM associated with de-conversion to a successor service provider, (ii) reasonable expenses associated with the transfer or duplication of records and materials, (iii) reasonable expenses associated with the conversion of records or materials and (iv) reasonable trailing expenses (expenses or fees incurred in providing services after accounts have been transferred to a successor service provider, such as answering shareholder inquiries, furnishing shareholder account information and providing tax services with respect to transactions occurring before such transfer); provided, however, such Conversion Expenses shall be commercially reasonable and shall not exceed $750,000 (“Conversion Expense Cap”) unless the Fund or successor service provider requests services in connection with the termination that are more complex or more extensive than those commercially reasonable for a fund of the Fund’s size and characteristics. For the avoidance of doubt, the parties agree that the Conversion Expense Cap shall be applicable to all fees charged and all out-of-pocket

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expenses incurred by BNYM in connection with Conversion, including without limitation, as appropriate, any expenses related to conversion of print/mail services (which are governed by another agreement between the Company and BNYM); provided, however, that the term “Conversion Expenses” as used herein is not intended to, and does not, include expenses associated with the successor transfer agent (or print/mail vendor) readying its systems to provide the services or the fees or expenses of other third party providers. In addition, in the event of termination, if BNYM continues to perform any Conversion Actions or provides any other services hereunder, beyond any termination date or time specified in any notice or in any other manner, the Company shall be obligated to pay BNYM immediately upon being invoiced therefor, all reasonable Conversion Expenses and all other Fees and Reimbursable Expenses associated with the services BNYM continues to provide hereunder during such period.

(f) Notwithstanding any other provision of this Agreement, BNYM may in its sole discretion terminate this Agreement immediately by sending notice thereof to the Company upon the happening of any of the following: (i) the Company commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Company any such case or proceeding; (ii) the Company commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Company or any substantial part of its property or there is commenced against the Company any such case or proceeding; (iii) the Company makes a general assignment for the benefit of creditors; or (iv) the Company states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Notwithstanding any other provision of this Agreement, the Company Group may in its sole discretion terminate this Agreement immediately by sending notice thereof to BNYM upon the happening of any of the following: (i) BNYM commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against BNYM any such case or proceeding; (ii) BNYM commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for BNYM or any substantial part of its property or there is commenced against BNYM any such case or proceeding; (iii) BNYM makes a general assignment for the benefit of creditors; or (iv) BNYM states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Each of BNYM and the Company Group may exercise its termination right under this Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

14.	Policies and Procedures.

(a) The parties acknowledge that the services described in and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to BNYM and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that BNYM shall perform the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed (“Written Procedures”), that BNYM may from time to time revise its Written Procedures, and that the Written Procedures are expressly intended to supplement the description of services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Written Procedures. BNYM may embody in its Written Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry

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practices, principles or standards (“Industry Standard”) and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.

(b) Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care, which would require a service to be provided hereunder other than in accordance with BNYM’s Written Procedures, or if BNYM is requested by the Company or a Fund, or a third party authorized to act for the Company or a Fund, to deviate from a Written Procedure in connection with the performance of a service hereunder (collectively, “Exception Services”):

(i)	BNYM shall not be obligated to perform any particular Exception Service. However, BNYM may in good faith consider developing and implementing an Exception Service if the Fund agrees in a prior written authorization to reimburse BNYM for all costs and expenses incurred in consulting with and obtaining the opinions of specialists, legal counsel or other third parties reasonably considered by BNYM to be appropriate in light of the Exception Service requested (“Exception Research”) and the costs associated with utilizing internal resources to develop and implement the Exception Service, and to pay the fees and charges established by BNYM for performing the Exception Service. The Company or an Investment Company may, in place of agreeing to reimburse BNYM for the costs of Exception Research, agree in such written authorization to provide BNYM with all Exception Research reasonably requested by BNYM at the Investment Company’s cost and expense.

(ii)	Following receipt of all requested Exception Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide an Exception Service if it receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with particularity the course of conduct constituting the Exception Service.

(iii)	BNYM reserves the right following receipt of all Exception Research and not withstanding such receipt to continue to decline to perform the Exception Service for a bona fide legal, commercial or business reason.

(c) In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Written Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Company or relevant Investment Company, but the Investment Companies agree to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d) Prior to the execution of this Agreement, BNYM and the Company agreed to amended terms of certain of BNYM’s Written Procedures to reflect the business needs of the Investment Companies (“Custom Procedures”). BNYM agrees not to amend any Custom Procedures or Exception Service unless such amendment is approved in writing by the relevant Investment Company or Fund.

15. Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 19 shall specify a different address or individual:

(A)	if to BNYM, to BNYM Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to BNYM Global

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Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Senior Counsel – TA & SubAccounting; and

(B)	if to the Company, to VP Distributors, Inc., 101 Munson Street, Suite 104, Greenfield, MA 01301, Attention: Heidi Griswold; with a copy to: Virtus Investment Partners, 100 Pearl Street, Hartford, CT 06103, Attention: Counsel;

(ii)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16. Amendments.

(a) This Agreement, or any term thereof, including without limitation the Schedules, Exhibits and Appendices hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) Notwithstanding subsection (a) above, in the event an officer of the Company or an Investment Company or other person acting with apparent authority on behalf of the Company or an Investment Company requests that BNYM perform some or all of the services provided for in this Agreement for an Investment Company or a Portfolio not listed on Schedule B, as amended, and such Investment Company or Portfolio accepts such services and the relevant Investment Company pays amounts for such services in accordance with the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Investment Company or Portfolio, as appropriate, shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYM may terminate such amendment by convenience to this Agreement if within 60 days of the first such acceptance of services by the Investment Company or Portfolio the Investment Company, the Company and BNYM do not execute a written amendment to Schedule B on terms mutually acceptable to the parties in their respective sole discretion. The parties each reserve the right to negotiate terms appropriate to such additional Investment Companies or Portfolios which differ from the terms herein.

17. Delegation; Assignment. Except as expressly provided in this Section 17, no party may assign or transfer this Agreement or assign or transfer any right or obligation hereunder without the written consent of the other party and any attempt at such assignment or transfer, or any such assignment or transfer, shall be void. A merger, a sale of a majority or more of the assets, equity interests or voting control, or a transfer by operation of law shall be considered a “transfer” under this Section. Notwithstanding the foregoing: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; and BNYM may assign or transfer this Agreement to any Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Company thirty (30) days’ prior written notice of such assignment or transfer, such assignment or transfer does not impair the Company’s receipt of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement, and BNYM and such assignee promptly provide such information as the Company or an Investment Company may request, and respond to such questions as the Company or an Investment Company may ask, relative to such delegation, including without limitation questions regarding the capabilities of the assignee. BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such

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subcontracting, hiring, engaging or outsourcing, and any delegation of duties pursuant to the preceding provisions of this Section 17, shall not relieve BNYM of any of its liabilities hereunder. For the avoidance of doubt, nothing in this Section 17 is intended to, nor shall be read to, relieve BNYM of its obligations pursuant to Section 3(g) of this Agreement.

18. Facsimile Signatures; Counterparts. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19. Representations and Warranties.

(a)	Representations and Warranties of BNYM. BNYM represents and warrants to the Company and the Fund that:

(i)	Governance. BNYM is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, duly registered as a transfer agent under the Securities Exchange Act of 1934, as amended, and has full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by BNYM has been duly authorized by all necessary action and constitutes the legal, valid and binding obligation of BNYM enforceable against BNYM in accordance with its terms;

(ii)	Compliance with Laws. The execution, delivery and performance of this Agreement by BNYM will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to (i) any existing law, ordinance, or governmental rule or regulation to which BNYM is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to BNYM, (iii) the incorporation documents or by-laws of BNYM, or (iv) any material agreement to which BNYM is a party;

(iii)	Facilities, Equipment and Personnel. BNYM has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(iv)	Agent. BNYM is engaged in an independent business and will perform its obligations under this Agreement as an agent of the Company and the Fund;

(v)	Internal Controls. BNYM will provide to the Company and the Fund, upon request, BNYM’s certification relating to its internal controls for handling of the Fund’s information. Upon request, BNYM will provide a copy of its SAS 70 report to the Company and the Fund.

(b)	Representations and Warranties of the Company and the Fund.

(i)	The Company represents and warrants to BNYM that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut and has

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full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary action and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement by the Company will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to (i) any existing law, ordinance, or governmental rule or regulation to which the Company is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company, (iii) the incorporation documents or by-laws of the Company, or (iv) any material agreement to which the Company is a party;

(ii)	The Fund represents and warrants to BNYM that it is a trust duly organized, validly existing and in good standing under the laws of the state of its formation and has full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Fund has been duly authorized by all necessary action and constitutes the legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms. The execution, delivery and performance of this Agreement by the Fund will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to (i) any existing law, ordinance, or governmental rule or regulation to which the Fund is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Fund, (iii) the declaration of trust or by-laws of the Fund, or (iv) any material agreement to which the Fund is a party.

20. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) Non-Solicitation. During the effectiveness of this Agreement and for one year thereafter, neither the Company nor any Fund shall, directly or indirectly, knowingly solicit or recruit for employment or hire, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any BNYM employee, for employment by any other entity. To “knowingly” solicit, recruit, hire, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by another entity if the BNYM employee was identified solely as a result of the BNYM employee’s response to a general advertisement in a publication of trade or industry interest or other similar general solicitation.

(c) No Changes that Materially Affect Obligations. Notwithstanding any other provision of this Agreement, the Company agrees not to make or permit any modification to the registration statement of a Fund or other Shareholder Materials of a Fund or to adopt any policies which would affect materially the obligations or responsibilities of BNYM hereunder without the prior written approval of BNYM, which approval shall not be unreasonably withheld or delayed. Such approval, if given, shall not constitute a waiver or abridgment of any rights under this Agreement. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company or a Fund, unless the parties hereto expressly agree in writing to any such increase.

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(d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) Information. The Company will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM.

(f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the Parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

(g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h) Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of the Custodian or obligations of the Company or a Fund with respect to the Custodian, and those certain provisions benefitting affiliates of the parties, including without limitation the indemnification provisions, this Agreement is not for the benefit of any other person or entity and there shall be no third party beneficiaries hereof.

(i) No Representations or Warranties. Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Company, a Fund, and others, and, if such other is a natural person, that person’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) Compliance with Law. Each of BNYM and the Company agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business (“Applicable Laws”). The Company agrees that BNYM is not obligated to assist the Company or any Fund with compliance, or to bring the Company or a Fund into compliance, with Company’s Applicable Laws, and that the Company and the Fund are solely responsible for such compliance, except where BNYM has expressly agreed to provide that compliance service as a service hereunder.

(l) Requests to Transfer Information to Third Parties. In the event that the Company or a Fund, whether pursuant to Written Instructions or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the

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DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, information which constitutes Confidential Information of the Fund or non-public personal information of current or former investors in the Fund: BNYM may decline to provide the information requested on the terms contained in the request, but will in good faith discuss the request and attempt to accommodate the Company or the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Company shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided BNYM has acted in accordance with its Standard of Care in executing the express instructions of the written information transfer request; and BNYM shall be entitled to the indemnification provided for at Section 12 in connection with the activities contemplated by any such written information transfer request.

(m) Service Indemnifications; Survival. Any indemnification provided to BNYM by the Company in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with Non-Standard Instructions and indemnifications contained in any agreements regarding Exception Services (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 9(d), 9(f), 9(g), 11, 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of the Investment Company authorizes a liquidation of the Investment Company or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Investment Company make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(n) Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(o) Insurance. BNYM, or an Affiliate of BNYM for BNYM, shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy covering errors and omissions with respect to the Services under this Agreement, in an amount reasonable under the circumstances. Upon the request of the Company or the Fund, BNYM shall provide evidence that such coverage is in place. BNYM shall promptly notify the Company and the Fund in the event that such coverage is cancelled, or in the event that there are material claims made with respect to the Services under this Agreement.

(p) Separate Agreements. Although the parties have executed this Agreement in the form of a single Sub-Transfer Agency and Shareholder Services Agreement for administrative convenience, each Investment Company has entered into this Agreement severally and not jointly. No rights, responsibilities or liabilities of any Investment Company shall be attributed to any other Investment Company. This Agreement shall be deemed to be a separate agreement with each Investment Company in respect of its Portfolios, and each reference herein to “Fund” shall be deemed to be a reference to each such Portfolio severally and not jointly. The term “Fund” is used collectively herein for the sake of convenience only and shall in no way be deemed to impose or create any joint duties, obligations or liabilities among the Investment Companies.

(q) Limitation of Liability of the Fund. A copy of the Declaration of Trust of each Investment Company that is a Massachusetts business trust is on file with the Secretary of the Commonwealth of Massachusetts, and a copy of the Declaration of Trust of each Investment Company that is a Delaware statutory trust is on file with the Secretary of the State of Delaware. Notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Investment Company as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees or

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shareholders of the Investment Company individually but are binding only upon the assets and property of the Investment Company; provided, however, that the Declaration of Trust of the Investment Company provides that the assets of a particular Portfolio of the Investment Company shall under no circumstance be charged with liabilities attributable to any other Portfolio of the Investment Company and that all persons extending credit to, or contracting with, or having any claim against, a particular Portfolio of the Investment Company shall look only to the assets of that particular Portfolio for payment of such credit, contract or claim.

[Signatures Appear On Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Sub-Transfer Agency And Shareholder Services Agreement to be executed as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.		VP Distributors, Inc.

By:	/s/ Michael DoNofrio	By:	/s/ Heidi S. Griswold
Name:	Michael DoNofrio	Name:	Heidi S. Griswold
Title:	Ex.V.P.	Title:	Vice President, Mutual Fund Services

Virtus Equity Trust		Virtus Insight Trust

By:	/s/ W. Patrick Bradley	By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley	Name:	W. Patrick Bradley
Title:	CFO & Treasurer	Title:	CFO & Treasurer

Virtus Institutional Trust		Virtus Opportunities Trust

By:	/s/ W. Patrick Bradley	By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley	Name:	W. Patrick Bradley
Title:	CFO & Treasurer	Title:	CFO & Treasurer

[Fax/PDF Signature Page]

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SCHEDULE A

Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means Company Authorized Persons and Fund Authorized Persons considered collectively or individually. Any limitation on the authority of an Authorized Person to give Instructions must be expressly set forth in a written document signed by BNYM and the party imposing the restriction.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Authorized Person” means any officer of the Company and any other person duly authorized by the Company in a manner reasonably satisfactory to BNYM to give Instructions on behalf of the Company.

“conduct” or “course of conduct” means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“Fund Authorized Person” means any officer of a Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to BNYM to give Instructions on behalf of the Fund.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or PFPC Trust or by other act or omission requiring Remediation.

“Fund Shares” (see “Shares”)

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

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“Intellectual Property Rights” means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

“Investment Company” means an entity registered with the SEC under the 1940 Act as an open end investment company.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“Oral Instructions” means oral instructions received by BNYM from an Authorized Person or from a person reasonably believed by BNYM to be an Authorized Person. BNYM may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

“PFPC Trust” means PFPC Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, class, tier, series or otherwise.

“Remediation Services” means the additional services required to be provided hereunder by BNYM or PFPC Trust in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Service Effective Date” means the date, following the completion of all implementation services, in the event the Fund is a new start-up Fund, or following the completion of all conversion services, in the event BNYM will be providing services to the Fund as a successor to a prior service provider, that the first live transaction is processed by the BNYM System for the Fund on a production basis.

“Shareholder Materials” means the Fund’s prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the shares or other units of beneficial interest of each Fund.

“Written Instructions” means (1) written instructions (i) which are signed by a Company Authorized Person (or a person reasonably believed by BNYM to be an Company Authorized Person), and if the written instructions apply to a specific Fund, written instructions signed by a Fund Authorized Person of the relevant Fund (or a person reasonably believed by BNYM to be such a Fund Authorized Person), (ii) which are agreed to in writing by BNYM on the instrument containing the written instructions, (iii) which are addressed to and received by BNYM, and (iv) which are delivered by (A) hand (personally delivery by the Authorized Person), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery, or (C) facsimile sending device

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which provides automatic confirmation of the standard details of receipt, or (2) trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access.

INDEX OF DEFINED TERMS

(excludes terms defined in Schedule D solely for Schedule D)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
314(a) Procedures	§ 3(b)(4)
403(b) Accounts	§ 3(a)(12)(E)
Account	Schedule C, § (b)(i)(G)
Account Documentation	§ 3(a)(12)(C)(iii)
Affiliate	Schedule A
Agreement	Preamble
AML	§ 3(b)(l)
AML Services	§ 3(b)
Applicable Laws	§ 20(k)
Appropriate List Matching Data	§ 3(b)(5)(C)
Audit Report	Schedule C, § (b)(iv)
Authorized Person	Schedule A
BNY Mellon Bank	Schedule A
BNYM	Preamble
BNYM System	§ 7
Bona Fide Reason	§ 10(c)
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Change in Control	§ 13(d)(iv)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
Company	Preamble
conduct	Schedule A
Confidential Information	§ 4(b)
Company Authorized Person	Schedule A
Comparison Results	§ 3(b)(4)
Controls	Schedule C, § (b)(i)
Conversion Actions	§ 13(e)
Conversion Expenses	§ 13(e)
course of conduct	Schedule A
Covered Account	Schedule C, § (b)(i)(F)
Covered Person	Schedule C, § (b)(i)(D)
Custodian	§ 3(a)(12)(C)
Customer	§ 3(b)(3)(A)(i)
Custodied Account	§ 3(a)(12)(C)
Data Elements	§ 3(b)(3)(A)(i)
Day 2 Services	§ 3(l)
Defaulting Party	§ 13(c)

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Direct Account	Schedule C, § (b)(i)(E)
Director	§ 3(b)(5)(A)(iii)
Dissolution Event	§ 9(g)
Early Termination	§ 13(d)
Early Termination Fee	§ 13(d)(ii)(A)
Early Termination Fee Multiple	§ 13(d)(ii)(A)
Effective Date	Preamble
Eligible Assets	§ 3(a)(12)(A)(i)
Event Beyond Reasonable Control	§ 11(d)
Exception Research	§ 14(b)(i)
Exception Services	§ 14(b)
Excess SDFS Amount	§ 9(b)(ii)(B)
External Research	§ 10(d)(i)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
FFI Regulations	§ 3(b)(2)(A)
Final Distribution	§ 9(h)
Final Expenses	§ 9(h)
FinCEN	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Form	§ 10(b)
Fund	Background
Fund Applicable Laws	§ 3(b)(11)
Fund Authorized Person	Schedule A
Fund Communication	§ 10(g)
Fund Custodian	§ 3(a)(1)(xiii)
Fund Data	§ 3(b)(5)(A)
Fund Error	Schedule A
Fund Registry	Schedule C, § (b)(i)(C)
Fund Shares	Schedule A
Identity Theft	Schedule C, § (b)(i)(B)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
Initial Term	§ 13(a)
Instructions	Schedule A
Intellectual Property Rights	Schedule A
Internal Research	§ 10(d)(i)
Investment Company	Preamble
Legal Process	§ 3(b)(6)
Loss, Losses	Schedule A
Loss Date	Schedule A
Lost Shareholder Rule	§ 3(a)(11)(A)
Massachusetts Privacy Regulation	§ 5
Material Event	§ 3(a)(12)(C)(i)
NCCT List	§ 3(b)(5)(A)(ii)
Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)
Non-Standard Instruction	§ 10(c)
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Oral Instructions	Schedule A

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Participants	§ 3(a)(12)(A)(ii)
PFPC Trust	Schedule A
PMLC Determination	§ 3(b)(5)(A)(iii)
Portfolio	Schedule A
Possible Identity Theft	Schedule C, § (b)(iii)
Prior Provider De-Conversion Expenses	§ 13(d)(ii)(B)
Red Flag	Schedule C, § (b)(i)(A)
Red Flags Requirements	Schedule C, § (c)
Red Flags Section	Schedule C, § (a)
Red Flags Services	Schedule C, § (b)
Registered Owner	Schedule C, § (b)(i)(C)
Reimbursable Expenses	§ 9(a)
Related Materials	§ 3(a)(12)(C)(iv)
Related Parties	§ 3(a)(12)(C)(iii)
Remediation Services	Schedule A
Removed Assets	§ 13(d)(vi)
Renewal Term	§ 13(b)
Research	§ 10(d)(i)
Response Failure	§ 10(i)
SAR	§ 3(b)(7)
SAR Confidential Information	§ 3(b)(7)
SDFS Accounts	§ 9(b)(ii)(A)
SEC	Schedule A
Securities Data	§ 11(i)
Securities Laws	Schedule A
Service Accounts	§ 9(b)
Service Effective Date	Schedule A
Service Failure	§ 3(h)
Service Indemnifications	§ 20(m)
Shareholder Materials	Schedule A
Shares	Schedule A
Standard Instructions	§ 10(b)
Standard of Care	§ 11(a)
Tax Favored Account	§ 3(a)(12)(A)(iii)
Third Party Institution	§ 9(b)
U.S. Government Lists	§ 3(b)(5)(A)
UCITA	§ 20(f)
Written Instructions	Schedule A
Written Procedures	§ 14(a)

[End of Schedule A]

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SCHEDULE B

(Dated: April 15, 2011)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Services Agreement dated as of April 15, 2011, by and among BNY Mellon Investment Servicing (US) Inc., VP Distributors, Inc. and the Virtus Mutual Funds, as further set forth below.

Portfolios

Investment Company:            Virtus Equity Trust

Portfolios:

Virtus Balanced Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Investment Company:            Virtus Insight Trust

Portfolios:

Virtus Balanced Allocation Fund

Virtus Core Equity Fund

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Intermediate Government Bond Fund

Virtus Intermediate Tax-Exempt Bond Fund

Virtus Short/Intermediate Bond Fund

Virtus Tax-Exempt Bond Fund

Virtus Value Equity Fund

Investment Company:            Virtus Institutional Trust

Portfolio:          Virtus Institutional Bond Fund

Investment Company:            Virtus Opportunities Trust

Portfolios:

Virtus Allocator Premium AlphaSector Fund

Virtus AlphaSectorSM Allocation Fund

Virtus AlphaSectorSM Rotation Fund

Virtus Alternatives Diversifier Fund

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Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Foreign Opportunities Fund

Virtus Global Commodities Stock Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Premium AlphaSector Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia ex Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus Market Neutral Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Premium AlphaSectorSM Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

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SCHEDULE C

Red Flags Services

(a) The provisions of this Schedule C shall apply in the event the Company requests and BNYM provides Red Flags Services for the Funds. Section 3(c) of the Agreement together with this Schedule C is referred to collectively as the “Red Flags Section”.

(b) BNYM agrees, commencing as of the effective date of the Red Flags Requirements (as defined in Section (b) below) or the Execution Date, whichever is later, to provide each Fund with the “Red Flags Services”, which is hereby defined to mean the following services:

(i)	BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A)	“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C)	“Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as the provider of registrar services to the Fund (the “Fund Registry”).

(D)	“Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E)	“Direct Account” means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F)	“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G)	“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)	BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

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(iv)	BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the testing (the “Audit Report”), and (B) furnish a copy of the Audit Report to the Company; and

(v)	Upon Company request, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM’s continuing compliance with the Controls after the date of the most recent Audit Report.

(b) The Company agrees that it and the Funds are responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist a Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Company or a Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. The relevant Investment Company shall pay BNYM the fee for Red Flags Services, if any, as established by BNYM in the Fee Agreement.

(c) Notwithstanding any other provision of the Agreement:

(i)	BNYM’s cumulative, aggregate liability to the Company for any and all Loss caused directly or indirectly by any act, omission or conduct related to the terms of this Red Flags Section, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the greater of (i) $25,000, or (ii) fees received by BNYM for the Red Flags Services during the six (6) months immediately prior to the last relevant Loss Date, up to a maximum of $50,000.

(ii)	In the event of a material breach of this Red Flags Section by BNYM, the Company’s sole and exclusive termination remedy shall be to terminate the Red Flags Services by complying with any notice and cure period provisions in the Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement. For purposes of clarification: The foregoing provision is not intended to restrict, modify or abrogate any remedy available to the Company under another provision of the Agreement for a breach of the Red Flags Section by BNYM other than the termination remedy.

[End of Schedule C]

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SCHEDULE D

Terms And Conditions Governing Use Of The BNYM System

SECTION 0. GENERAL

0.1 Capitalized Terms. Capitalized terms not defined in this Schedule D shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule D shall have that meaning solely in this Schedule D and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule D shall mean Sections of this Schedule D unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule D means the Main Agreement and this Schedule D.

0.2 Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses. Consequently, the Company is given rights pursuant to this Schedule D (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. The foregoing activities by the Company and Permitted Users represent services supplemental to the Core Services. This Schedule D governs solely those supplemental activities engaged in by the Company and Permitted Users. No part of this Schedule D is intended to apply to the use of the BNYM System by BNYM or by the Company in connection with BNYM’s performance of the Core Services; only the Main Agreement is applicable to such use.

SECTION 1. CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNYM Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

“Company” has the meaning set forth on page 1 of the Main Agreement.

“Company Data” means (i) data and information regarding each Fund and its shareholders and shareholder accounts, including the “nonpublic personal information”, “credit information” and similar information of natural persons which is the subject of federal and state privacy laws and regulations, inputted into the Licensed System and all records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.16(a) of this Schedule D).

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

“Component System” means, as of its relevant License Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant License Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

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“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNYM is obligated to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule D).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule D.

“Fund” has the meaning set forth on page 1 of the Main Agreement.

“General Upgrade” means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company or an Investment Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company or relevant Investment Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code intentionally designed to (a) disable, impair, delete, damage or corrupt a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment; (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent, (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

“Intellectual Property Rights” means the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“Investment Company” has the meaning set forth in the Main Agreement.

“License Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a) as of its applicable License Effective Date, any one or more of the of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any “Support Function”, which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed Program, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function” and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b) Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

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“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems.

“Main Agreement” means the part of this Agreement that commences on the first page and ends with but includes Schedule A, excluding Section 3(d) (which incorporates this Schedule D into the Agreement).

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems.

“Product Assistance” means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a)(i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed Program, and whether or not part of a Listed Program, that BNYM may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b) all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

(c) all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d) all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e) source code and object code for all of the foregoing, as applicable;

(f) all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g) all materials related to the testing, implementation, support and maintenance of all of the foregoing;

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(h) all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i) the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j) all copies of any of the foregoing in any form, format or medium.

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNYM Web Application or other access site or access method.

“Third Party Products” means the products or services of parties other than BNYM that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable License Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable License Effective Date, new features and new functionalities added to the Component System as it exists on its applicable License Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable License Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2. LICENSED RIGHTS AND COMPANY OBLIGATIONS

2.1 Licensed Rights.

(a)(i) BNYM hereby grants to Company a limited, nonexclusive, nontransferable license to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by the Investment Companies.

(ii) The license granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by the Investment Companies. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNYM and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNYM and furnish any information reasonably requested by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company. The Company shall be

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responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii) Company may not, and shall not under any circumstances grant sublicenses to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

(b) The grant of rights in this Section 2.1 shall be construed narrowly. No grant of license is made hereunder to Company or any other party, except the license to Company expressly provided in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c) For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

2.2 Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. The Investment Companies shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3 Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable License Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company.

2.4 Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed System.

2.5 Responsibility For Use.

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(a) Each Investment Company hereby warrants, represents and agrees that (i) it consents to and authorizes the Company to agree to the applicable terms of this Schedule D on behalf of the Investment Companies where so provided, to grant the rights provided for herein to BNYM with respect to the rights and property of the Investment Companies and to act on all matters for the Investment Companies to the extent action by the Investment Companies is contemplated by applicable Documentation.

(b) The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information, including the Company Data, required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNYM of its obligation to act in accordance with the Standard Of Care with respect to the services described in Section 3 of the Main Agreement or of its obligation to support and maintain the Licensed System. Under this Agreement each Investment Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the System (“Data Faults”). (For the avoidance of doubt, nothing herein is intended to, or shall be read to, limit the remedies available to the Investment Companies pursuant to any other agreements or arrangements for any such failures.)

(c) Company warrants that the data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6 Internal Control Obligations.

(a) Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule D, and (ii) applicable Documentation.

(b) Company shall establish and adhere to security policies and procedures intended to (i) safeguard the System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, access passwords, mnemonics and other security data elements related to accessing the Licensed System or any Component System (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Parties.

(c) Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached.

(d) Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e) Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

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2.7 Company Resources.

(a) Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System. Company will support and maintain Company’s System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b) Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8 Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System. Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9 Notices Of Material Increase In Use. Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect. Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10 Certifications and Audits. Company shall promptly complete and return to BNYM any certifications which BNYM in its sole discretion may from time to time send to Company, certifying that Company is using the Licensed System in strict compliance with the terms and conditions set forth in this Agreement. BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company’s possession, and the scope of use and information pertaining to Company’s compliance with the provisions of this Agreement. The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf. If BNYM discovers that there is any unauthorized scope of use or that Company is not in compliance with the aforementioned provisions, Company shall reimburse BNYM for the full costs incurred in conducting the audit.

2.11 Taxes. The amounts payable by each Investment Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule D, do not include, and the Investment Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM’s net income.

2.12 Use Restrictions.

(a) Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;

(iii)	create, recreate or obtain the source code for any Proprietary Item;

(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;

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(v)	modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNYM;

(vi)	remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)	sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;

(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;

(ix)	reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;

(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNYM;

(xi)	use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;

(xii)	allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement.

(b) Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13 Restricted Party Status. Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted Person during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

2.14 Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15 Company Dependencies. To the extent an obligation of BNYM under this Schedule D is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule D or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed .

2.16 Software Modifications. Company may request that BNYM, at the Company’s or an Investment Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification (“Software”) that are required to adapt the Software for

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Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided the Company or the relevant Investment Company agrees at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment (“Customization Order”) and Company’s or relevant Investment Company’s agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”). All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”. BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of the Company or relevant Investment Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

2.17 Export of Software. The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18 Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)	The Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive right and license to display the Company Data through any BNYM Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet or other communication link or method and a BNYM Web Application or other access site or method designated by BNYM for use of the particular Component System, provided, however, that this right and license does not, and shall not be read to, in any way relieve BNYM of its obligation to employ commercially reasonable security measures in connection therewith;

(ii)	The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

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(iii)	The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)	The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature, provided, however, that nothing herein does, nor shall be read to, in any way relieve BNYM of its obligation to employ commercially reasonable security measures in connection with the BNYM Web Application; the Company releases BNYM from any Loss the Company or a Fund may incur, and will indemnify and defend BNYM for any Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise;

(v)	The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a material breach of a duty of the Permitted User imposed by this Schedule D; and

(vi)	BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if BNYM reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule D, applicable Documentation or applicable Terms of Use.

2.19 Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties and for obtaining and maintaining any consents, waivers or authorizations from the Fund with respect to third party participation in the services contemplated by this Agreement, to the extent any of the foregoing is reasonably required for services to be provided in accordance with the Documentation.

2.20 Compliance with Terms Of Use. The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNYM Web Application and any other access site or access method to a particular Component System shall be conducted in full compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21 Third Party Providers To The Company. The Company and/or each Investment Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22 Fees. Each Investment Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System, if any, as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3. PROVISIONS REGARDING BNYM

3.1 Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, format, design, architecture or element of the Licensed System and present such alterations, modifications and changes to Company as Updates or Upgrades; provided, however, at no time shall this section be interpreted in

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such a manner as to allow BNYM by such alterations, modifications or changes to fail to comply with any term of this Schedule D.

3.2 Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNYM’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNYM ‘s then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by the relevant Investment Company upon pre-approval in writing.

3.3 Monitoring. BNYM is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4 Additional Security Measures. BNYM shall have the right to institute and require additional security measures in connection with Company’s and Permitted User’s access to and use of the Licensed System that it in its sole discretion determines to be appropriate under the circumstances upon reasonable advance notice, and Company and Permitted Users shall be required to comply with any additional security requirements adopted pursuant to this Section 3.4.

3.5 BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.6 ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the Company in its sole discretion and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House (“ACH”). The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

SECTION 4. OWNERSHIP AND OTHER RIGHTS

4.1 BNYM Ownership.

(a) BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to the BNYM System and the Proprietary Items, regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications. For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to Proprietary Items to BNYM. To the extent requested by BNYM, Company shall cooperate with BNYM, at BNYM’s expense, to cause to vest in BNYM any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNYM.

(b) In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual

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property of BNYM is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM System, BNYM grants to the Company a limited, non-exclusive, non-transferable license to such a Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The license granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c) This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM’s request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2 Company Ownership. Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data. Company hereby grants BNYM a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNYM’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation.

4.3 Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule D, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable license to such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4 Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Company’s hyperlink in connection with the relevant Licensed Services; BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right and license to use BNYM ‘s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5 Use of Marks. To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNYM a non-exclusive, limited license to use its Marks solely in connection with the Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited license to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be in accordance with the granting party’s reasonable policies regarding the advertising and

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usage of its Marks as established from time to time; the Company hereby grants BNYM the right and license to display the Company’s Mark’s on applicable BNYM Web Applications and in advertising and marketing materials related to the BNYM Web Application and the Licensed Services provided by the relevant Component System; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5. REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1 Mutual Representations, Warranties and Covenant. Each party warrants, represents and covenants to the other party that it will use commercially reasonable efforts to avoid engaging in any act, omission or conduct which would result in the introduction into the software or systems of the other party any computer software routines, code or programming devices designed to permit unauthorized persons to access or use the other party’s software, systems or Confidential Information or data resident in the other party’s systems or to disrupt, interfere, impair, reprogram, recode, disable, modify, destroy or damage the other party’s software or systems or the operation thereof, any data resident in the other party’s systems, or any party’s lawful and valid access to or use of the other party’s software or systems, including without limitation any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus”, “preventative routine,” “disabling code,” or “cookie”.

5.2 Right to Grant Licensed Rights; No Infringement; BNYM Indemnification.

(a) BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty. BNYM shall have no liability or obligation under this Section 5.2 unless Company gives written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.2 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNYM to have sole control of the defense or settlement of the claim. The remedies provided in this Section 5.2 are the sole remedies for a breach of the warranty contained in this Section 5.2. If any applicable claim is initiated, or in BNYM’s sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)	if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the Licensed System and refund any fees paid by the Investment Companies with respect to future periods affected by such limitation or termination.

(b) Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule D or Company’s breach of this Schedule D; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source

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software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company’s failure to operate the BNYM Software in accordance with the Documentation, or (ix) Data Faults. (collectively, “Excluded Events”). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.3 BNYM Warranties. BNYM warrants that:

(i)	except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty;

(ii)	BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the license granted under Section 2.1;

(iii)	BNYM’s business is in material compliance with applicable law and regulations the failure to comply with which would have a material adverse effect on BNYM’s performance of its obligations under this Schedule D; and

(iv)	BNYM has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of BNYM.

5.4 Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS. UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE D, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE D, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.5 Limitation of Warranties. The warranties made by BNYM in this Schedule D, and the obligations of BNYM under this Schedule D, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6 OTHER PROVISIONS

6.1 Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2 Additional Provision Regarding Governing Law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3 Third Party Providers. Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of the terms of this Schedule D or otherwise entitled to any rights or remedies under the terms of this Schedule D. With respect to the provisions of this Schedule D, except as may be provided in Third Party Agreements, Company shall have no rights

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or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4 Liability Provisions.

(a) Notwithstanding any provision of the Main Agreement or this Schedule D, no party shall be liable under this Schedule D under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

(b) Notwithstanding any provision of the Main Agreement or this Schedule D, BNYM’s cumulative, aggregate liability to the Company for any and all Loss, including Loss arising from Claims for indemnification pursuant to the Main Agreement and this Schedule D, that arises or relates to a term of this Schedule D, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by all Investment Companies to BNYM for use of the particular Component System with respect to which the claim of Loss was made for the six (6) months immediately prior to the date the last claim of Loss relating to the particular Component System arose.

(c) In the event of a material breach of this Schedule D by BNYM with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule D to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule D by BNYM other than the termination remedy.

6.5 Assignment. Company may not, and shall not under any circumstances, assign, sublicense or otherwise transfer any Licensed Rights or any part thereof or any obligation under this Schedule D, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6 Return of Proprietary Items. Upon a termination of this Agreement or a termination of the license to use the Licensed System or a license to use a particular Component System, or at the end of a Continuation Period (as defined in Section 6.16), as applicable, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNYM all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7 Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule D but any conflict between a term of the Main Agreement and this Schedule D shall be resolved to the fullest extent possible in favor of the term in this Schedule D.

6.8 Exclusivity. Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System. For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.9 Term. The term of this Schedule D shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms. Additionally, with respect to each Component System to which the Company is given access and use, the term applicable to BNYM’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall be the same as the term applicable to the Core Services, including with respect to any renewal term. For clarification: this Schedule D and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

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6.10 Confidentiality. Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)	not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company’s exercise of the Licensed Rights, without the consent of BNYM; and

(iii)	to promptly report to BNYM any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the Proprietary Items, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

6.11 Use of Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

6.12 Provisions Applicable Solely to IAM. In connection with any permitted access and use of IAM, the Company agrees, at its expense, to;

(a) Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM (“Company IAM Site”);

(b) Promptly provide BNYM written notice of changes in Fund policies or procedures requiring changes to the IAM settings or parameters or services (“Parameter Changes”); provided, however, this provision shall be interpreted to require BNYM to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNYM to effect any Upgrade;

(c) Work with BNYM to develop Internet marketing materials for Permitted Users and forward a copy of appropriate marketing materials to BNYM;

(d) Promptly revise and update applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNYM;

(e) With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNYM in writing from time to time, and all “point and click” features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f) Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company IAM Site available to Permitted Users.

6.13 Termination and Suspension by BNYM.

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(a) In the event of a material breach of this Schedule D by Company, BNYM may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

In the event BNYM reasonably believes in good faith that activity constituting a material breach of a “Use Provision” (which is hereby defined to mean each of the following Sections: 2.1, 2.2, 2.6, 2.12, 2.13, 2.15, 2.17, 2.18, 2.20, 3.4, 4.1, 4.3, 4.4, 4.5, 6.5, 6.6, 6.8, 6.10 and 6.16 (c) and 6.16 (d)) is occurring by Company or a Permitted User, BNYM may, upon prior written notice to Company describing in reasonable detail such alleged activity, without incurring any liability, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues. In the event such advance notice is not reasonably practicable, BNYM shall provide such notice as is reasonably practicable under the circumstances. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for any Loss, and to the extent applicable defend BNYM against Loss, resulting from or arising out of or in connection with a breach of a Use Provision.

6.14 Equitable Relief. Company agrees that BNYM would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefore, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.15 Survival. Sections 2.1(b), 2.3, 2.5, 2.11, 2.12, 2.14, 2.18(iv), 2.18(v), 3.5, 4.1, 4.3, the last clause of Sections 4.4 and 4.5, 4, 5, 6.2, 6.3, 6.4, 6.6, 6.7, 6.10, 6.13(b), 6.14, 6.15, 6.16(i) through (m), 6.16(p) and 6.16(q) shall survive any termination of the Agreement and any termination of Licensed Rights.

6.16 Provisions Applicable Solely to the 22c-2 System. In connection with any permitted access and use of the 22c-2 System, the Company agrees as follows:

(a) Definitions. The following terms have the following meanings solely for purposes of this Section 6.16:

“Commercially Reasonable Efforts” means taking all such steps and performing in such a manner as a well managed company in the securities processing industry would undertake where such company was acting in a prudent and reasonable manner under the same or similar circumstances.

“Company 22c-2 Data” means, collectively, the Fund Data, the Shareholder Data and the Supplemental Data.

“Company Database” means the database maintained within the 22c-2 System by and for Company containing the Fund Data, the Shareholder Data and Supplemental Data.

“Financial Intermediary” means a financial intermediary as that term is defined in Rule 22c-2.

“Front End Data” means the transaction data relating to the Funds and the accounts of Shareholders of the Funds (i) specified by applicable Documentation for use within the 22c-2 System to yield reports intended to assist the Company in determining the Financial Intermediaries from which additional transactional details could be requested for purposes of compliance with SEC Rule 22c-2, and (ii) which has been selected by the Company and transmitted to the Company Database.

“Fund Data” means, collectively, the Front End Data and the Fund Settings.

“Fund Settings” means the Fund preferences, parameters, rules and settings inputted into the Company Database and 22c-2 System by Company to administer a Fund’s Rule 22c-2 policies.

“Rule 22c-2” means Rule 22c-2 of the SEC promulgated under the 1940 Act.

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“Shareholder” means a shareholder, as that term is defined in Rule 22c-2, of any of the Funds.

“Shareholder Data” means the transaction data with respect to Shareholders in a Fund requested by Company that a Financial Intermediary, for access and use by Company in the 22c-2 System, (i) delivers to BNYM by a Designated Method, or (ii) delivers to Company and is inputted into the Company Database by Company.

“Software,” whether capitalized or not, means computer software in human readable form that is not suitable for machine execution without intervening interpretation or compilation.

“SRO” means any self-regulatory organization, including national securities exchanges and national securities associations.

“Supplemental Data” means any data or information, other than the Shareholder Data and Fund Data, inputted into the Company Database by Company, or provided to BNYM and inputted into the Company Database by BNYM as an additional service, that Company has reasonably determined is necessary in the operation of the 22c-2 System for purposes of compliance with Rule 22c-2.

(b) Availability. BNYM shall make the 22c-2 System available to Company from 8:00 a.m. to 6:00 p.m., Eastern Time, during days the New York Stock Exchange is open for trading, except for periods therein in which BNYM suspends access for maintenance, backup, updates, upgrades, modifications required due to changes in Applicable Law, or other commercially reasonable purposes as reasonably determined by BNYM. BNYM will use Commercially Reasonable Efforts to limit any periods of nonavailability due to the foregoing activities.

(c) Third Party Provisions. Company’s use of the 22c-2 System shall be subject to the terms and conditions contained in BNYM’s agreements with Third Party Providers that BNYM is required by such agreements to apply to users of the software or services of the particular Third Party Provider to the extent notified of such terms and conditions by BNYM.

(d) BNYM Modifications. Subject to BNYM’s duties under the Agreement, Company hereby accepts all reasonable modifications, revisions and updates, including changes in programming languages, rules of operation and screen or report format, as and when they are implemented by BNYM, and agrees to take no action intended to have or having the effect of canceling, reversing, nullifying or modifying in any fashion the operation or results of such modifications, revisions and updates. BNYM will make Commercially Reasonable Efforts to give Company advance written notice before any such modifications, revisions or updates to the 22c-2 System go into effect.

(e) Shareholder Data.

(1) Company acknowledges that Financial Intermediaries, not BNYM, provide the Shareholder Data, that Company’s access to the Shareholder Data through use of the 22c-2 System is dependent upon delivery of the Shareholder Data by the Financial Intermediaries, and that BNYM is not responsible or liable in any manner for any act or omission by a Financial Intermediary with respect to the delivery of Shareholder Data. Company also acknowledges that Financial Intermediaries may deliver Shareholder Data which modifies Shareholder Data previously delivered or may refuse to provide Shareholder Data and that BNYM is not responsible or liable in any manner for any such modification of Shareholder Data or any such refusal to deliver Shareholder Data.

(2) Company has sole responsibility for authorizing and directing a Financial Intermediary to deliver Shareholder Data that Company may require for purposes of Rule 22c-2. BNYM shall be obligated to receive and input into the Company Database only that Shareholder Data which has been delivered by a Financial Intermediary through the facilities maintained for such purpose by the NSCC or through the internal communications links provided in the 22c-2 System (“Designated Methods”). Company shall be solely responsible for inputting into the Company Database and the 22c-2 System any Shareholder Data delivered by a method other than a Designated Method.

(f) Company 22c-2 Data. As between Company and BNYM, Company alone shall be responsible for obtaining all Fund Data, Shareholder Data and Supplemental Data that Company determines is required in connection with its use of the 22c-2 System. Company is exclusively responsible for (i) the accuracy and adequacy of all Company 22c-2 Data; (ii) the review of and the accuracy and adequacy of all output of the 22c-2 System

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before reliance or use (provided the 22c-2 System is operating in accordance with the Documentation); and (iii) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Company 22c-2 Data. Company shall comply with all Applicable Laws and obtain all necessary consents from any person, including Financial Intermediaries, regarding the collection, use and distribution to BNYM of Company 22c-2 Data as contemplated herein and of any other information or data regarding Company and the Funds that Company provides or causes to be provided for the purposes set forth herein.

(g) Communications Configuration. Company shall be responsible, at its expense, for procuring and maintaining the communications equipment, lines and related hardware and software reasonably specified by BNYM to comprise the communications configuration required for Company to use the 22c-2 System and any Updates and General Upgrades to the communications configuration.

(h) Front End Data. As between Company and BNYM, Company shall be solely responsible for selecting Front End Data, identifying it to BNYM and directing BNYM to transmit the identified Front End Data from the BNYM transfer agent system to the Company 22c-2 Database in the 22c-2 System. Company hereby authorizes BNYM to transmit Front End Data to the 22c-2 System without further action on anyone’s part upon receiving a communication from Company identifying Front End Data for transmission to the 22c-2 System.

(i) Restricted Use of Company 22c-2 Data. The Company 22c-2 Data constitutes “Confidential Data” for all purposes of Section 4 and other applicable provisions of the Main Agreement. As between the Company and BNYM, title to all Company 22c-2 Data and all related intellectual property and other ownership rights shall remain exclusively with Company. Company authorizes BNYM to maintain and use Company 22c-2 Data solely in the manner contemplated by applicable Documentation and this Agreement and to aggregate Company 22c-2 Data in the Company Database with data of other users of the 22c-2 System to analyze and enhance the effectiveness of the 22c-2 System and to create broad-based statistical analyses and reports for users and potential users of the 22c-2 System and industry forums.

(j) Application of Results. Except to the extent that the results are inaccurate due to BNYM’s gross negligence, willful misconduct or bad faith, neither BNYM nor any Third Party Provider shall have liability for any loss or damage resulting from any application of the results, or from any unintended or unforeseen results, obtained from the use of the 22c-2 System or any related service provided by BNYM.

(k) Exclusion for Unauthorized Actions. Neither BNYM nor any Third Party Provider shall have any liability with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to any unauthorized or improper use, alteration, addition or modification of the 22c-2 System by Company, any combination of the 22c-2 System with software not specified by applicable Documentation and any other use of the 22c-2 System in a manner inconsistent with this Agreement or applicable Documentation.

(l) Disclaimer. BNYM DOES NOT WARRANT THAT USE OF THE 22C-2 SYSTEM BY COMPANY GUARANTEES COMPLIANCE WITH RULE 22C-2 OR ANY OTHER FEDERAL, STATE, LOCAL OR SRO LAW OR REGULATION. BNYM DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY ASPECT OF LEGAL AND REGULATORY COMPLIANCE BY OR ON BEHALF OF COMPANY, NOR SHALL COMPANY REPRESENT OTHERWISE TO ANY PERSON. COMPANY’S USE OF THE 22C-2 SYSTEM AND ANY OTHER SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT BE DEEMED LEGAL ADVICE.

(m) Hardware Disclaimer. Under no circumstance shall BNYM or a Third Party Provider be liable to Company or any other Person for any loss of profits, loss of use, or for any damage suffered or costs and expenses incurred by Company or any Person, of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of or related to computer hardware.

(n) Termination by BNYM. BNYM may immediately terminate Company’s license to use and Company’s access to and use of the 22c-2 System upon the occurrence of any of the following events:

(i) Company engages in conduct which infringes or exceeds the scope of the license granted to Company by Section 2.1 of this Schedule D and does not cure the breach within ten (10) business days after receiving written notice from BNYM; or

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(ii) A Third Party Provider terminates any relevant agreement the Third Party Provider has with BNYM that is necessary in order for BNYM to be able to license (or continue to license) the 22c-2 System to Company. BNYM agrees to provide Company with as much notice of such termination as BNYM receives from the Third Party Provider.

(o) Continuation Period. In the event the Agreement is terminated and in connection with such a termination the parties agree that Company will continue to have access to and use of the 22c-2 System, then the terms of this Agreement shall apply during any such continuation period. The term of any such continuation period shall be day to day and the continuation period may be terminated immediately by either party at any time by written notice notwithstanding the contents of any notice or other communication the parties may exchange, unless both parties agree in writing to such contents. A continuation period as described in this subsection (o) is referred to herein as a “Continuation Period”.

(p) Effect of Termination. Following a termination of the Agreement or at the end of a Continuation Period, as applicable, BNYM will (i) dispose of all Company 22c-2 Data in accordance with its applicable backup and data destruction policies, and (ii) use good faith efforts to make electronic copies of Company 22c-2 Data in existing report formats of the 22c-2 System to the extent reasonably requested by Company no less than thirty (30) days in advance of the termination of the Agreement.

(q) This Agreement shall benefit and be enforceable by Third Party Providers of the 22c-2 System.

[Remainder of Page Intentionally Blank]

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EXHIBIT 1 TO SCHEDULE D

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by the Company and for Company back offices to view the same data.

ACE	(Automated Control Environment) - Windows database and reporting capability which automates accounting functions for mutual fund settlement, gain/loss tracking, dividend/capital gains settlement and tax withholding tracking.

AOS	(Advanced Output Solutions) - performs print mail and tax form production and fulfillment services.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors.

COLD	(Computer Output to Laser Disk) - document management system that provides for the laser disc storage in a PC/server environment of certain data and documents generated on a mainframe and quick retrieval.

DAZL	(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the management company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access.

FPT	(Fund Pricing Transmission) - application automating price and rate uploads and downloads used to perform daily fund and rate pricing from fund accounting.

IAM	(Internet Account Management) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

RECON	(Reconciliation) - application automating bank DDA (Demand Deposit Account) reconciliation.

TRS	(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System	The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

*	For clarification: A Fund may be given access to and use of one or more separable components of this system (for example, with respect to the CMS system, “Correspondence”, “Image”, “Customer Relationship Manager” and “Operational Desktop”) rather than the entire system and a license granted by this Schedule D to use separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of the non-licensed components.

[End to Exhibit 1 to Schedule D] [End to Schedule D]

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SCHEDULE E

Division of Services

As of April 15, 2011

Function	VPD Transfer Agent	BNY Sub-Transfer Agent
Transaction Processing
Remittance Cash Processing		X
Offline Cash Deposits		X
Remittance Cash Processing - Items not in good order	X
Check Imaging -		X
Plan Allocation Group Purchase Lists/Transmissions		X
Prepare Cash Estimates		X
ACH Payroll		X
ACH Payroll QC		X
Federal Fund Wire Purchases		X
Federal Fund Wire Purchases QC		X
New Account Setup		X
New Account Quality Control		X
Transfers (Re-registrations)		X
Transfers QC		X
Exchanges		X
Exchanges QC		X
Redemptions		X
Redemptions QC		X
Federal Funds Wire Redeems		X
Federal Funds Wire Redeems QC		X
Wire Order
Trade Establishment		X
Trade Settlement (Checks to Sub-TA)		X
QC		X
Monitoring of Outstanding Trades		X
Maintenance		X
Maintenance QC		X
After-hours trade pricing		X
After-hours trade pricing QC		X
Certificates		N/A
Certificates QC		N/A

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SCHEDULE F

SERVICE LEVELS

As of April 15, 2011

PART I

Company may set the Severity Level of an incident it discovers and reports to BNYM. BNYM will set the Severity Level of all other incidents or incidents subject to the foregoing sentence not set by Company. Company may reset the Severity Level for any incident, whether initially set by the Company or BNYM. The Parties shall be bound by standards of commercial reasonableness in setting Severity Levels for incidents. In the event of a disagreement with respect to the ultimate Severity Level designation of an incident the parties shall negotiate in good faith to resolve the ultimate designation.

BNYM agrees to respond to incidents reported to BNYM by the Company or an Investment Company and assigned a Severity Level designation in the manner and time periods specified for the Severity Level. BNYM agrees to respond to incidents it discovers and assigns a Severity Level designation in the manner and time periods specified for the Severity Level.

Severity Level 1 – Critical (Restore-to-service is Zero to 4 hours)

A disruption in Service with no adequate backup or workaround available. Impact to critical business function, company image and/or financial.

Severity 2 – Major (Restore-to-service is 4 standard business hours)

A disruption in Service that degrades a critical business function of a customer and adequate backup is in place to meet all service level commitments.

Severity 3 – Minor (Restore-to-service is 2 standard business days)

A disruption in Service (s) that degrades a Service Partner’s non-critical business function (s) and adequate backup is in place.

Severity 4 – Informational (Restore-to-service is 10 standard business days)

A disruption in Service (s) that degrades a Service Partner’s business function (s) and does not affect normal functionality.

PART II

General

All references to hours are based on Business Days (defined as a day on which the New York Stock Exchange* is open for business) unless otherwise expressly noted. All references to time are Eastern Time (“ET”).

Service Levels are to be measured in Business Days, not calendar days, unless otherwise expressly stated. Reference to “Days,” “day” or “days” means Business Day(s).

*	Money Market Funds follow Securities Industry and Financial Markets Association(SIFMA)

1.	Transaction Processing

a)	Financial Transactions

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Service Description: On normal business Days, BNY Mellon is required to maintain the below specified throughput for the processing of all financial transactions received in good order based on date of receipt (by fund close which is generally 4:00 pm ET). When NYSE or SIFMA is scheduled to close early, all processing must be complete for transactions received by specified market closing time. Quality is assessed and reported on a monthly basis.

Transaction Description	Throughput*	Accuracy	All Transactions Completed
Purchases	99%	98%	2 Days
Redemptions	99%	98%	2 Days
Exchanges	99%	98%	2 Days
New Business (New Accounts)	98%	98%	2 Days
Adjustments	98%**	98%	5 Days***
Same Day Cash Transacations	100%	99%	Same Day
Transfer of Assets – Entry/Initiation	100% within 5 Days	98%	5 Days

*	same day unless otherwise specified
**	processing will be initiated same day
***	depending on the complexity of the adjustment

b)	Non-Financial Transactions

Service Description: On normal Business Days, BNY Mellon is required to maintain the below specified throughput for the processing of all non-financial transactions received in good order based on date of receipt (by 4:00pm ET). When NYSE is scheduled to close early, all processing must be complete for transactions received by specified market closing time. Accuracy is assessed and reported on a monthly basis.

Transaction Description	Throughput	Accuracy	All Transactions Completed
Shareholder Account Maintenance	95% within 5 days	95%	7 Days
Transfers	95% within 3 days	98%	5 Days

c)	Correspondence

Correspondence Description	Throughput	Accuracy	All Transactions Completed
Complaint Correspondence Routing to Client	100%	100%	Same Day
CAST Team - Issue Resolution	98% within 5 days	98%	5 Days
Resolve Not in Good Order Items – Financial (Includes items related to new account applications)	100% within 3 days	98%	3 Days
Resolve Not in Good order Items – Non-Financial	100% within 5 days	98%	5 Days

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Cast Throughput – Please note that if information or action is required beyond BNY Mellon’s scope of influence causing an item to age beyond 5 days it shall not be counted towards the Service Level Agreement (As an example: When there is a dependency upon the prior transfer agent to provide information.)

2.	Data Files

Data File Description	Delivery Time Standard (All delivery time references to “AM” are Tuesday through Saturday unless otherwise expressly noted)
Salespage	5:00 AM
ICI	5:00 AM

3.	Financial Controls

Function Description	Throughput	Accuracy	All Transactions Completed
Delivery of Settlement inclusive of estimated activity provided to Fund Accounting based on mutually agreed upon times by BNY Mellon and Client for Same Day Cash Products	100%	100%	Intra Day
Daily Delivery of Settlement inclusive of estimated activity provided to Fund Accounting based on mutually agreed upon times by BNY Mellon and Client	100%	100%	Same Day
Reconcile Open Items	95% Within 3 days; 98% within 10 days	100%	5 Days (Attempted to Reconcile All Transactions)

4.	NSCC Processing

Function Description	Throughput	Accuracy	All Transactions Completed
Resolve FundServ Rejects	100%	N/A	Same Day
Reconcile Daily Aged Trade Report	95%	N/A	2 days
Process Trade Corrections	100%	99%	Same Day

5.	Dealer Payment Processing

Function Description	Throughput	Accuracy	All Transactions Completed
Semi-Monthly system generated Commissions including Finder Fee, Underwriter, Advanced Commissions – BNY will ensure reporting on Day 1 after period end	100% within 3 days of period end	100%	3 Days
Monthly/Quarterly Trails BNY Mellon will ensure reporting by noon on day 2 of period end	100% within 2 days of period end	100%	2 Days

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BNY Mellon will ensure payment within 2 Days of receipt of funding	100% within 2 days of funding	100%	2 Days
Sub Transfer / Networking Payment Processing - BNY	100% within 14 Days of receipt	100%	14 Days

6.	Systems

Function	Availability	Service Level*
Processing System (FSR)	7am – 8:30pm	99.9%
Internet Account Management Solution	24/7	99.9%
AdvisorCentral	24/7	99.9%
CMS (CRM – Client Relationship Manager) includes Image, Corro and Reports	7am – 8:30pm	99.9%
VRU	24/7	99.9%
FSRProduction Response time within 2 seconds	7am – 8:30pm	97%
DRAS	7am – 8:30pm	99.9%

Systems Availability (Notwithstanding scheduled maintenance):

*As measured monthly